Longstreet Project, Nye County, Nevada

Technical Review and Resource Estimate

May 27, 2011

Prepared for

Star Gold Corp.

by

Paul D. Noland PG

Table of Contents

LIST OF TABLES

LIST OF FIGURES .... Following Page

1. SUMMARY

The Longstreet Project is located in northern Nye County approximately 170 miles north-northwest of Las Vegas, Nevada and 25 miles southeast of the Round Mountain mine (see Figures 1, 3 and 4). The property consists of 75 contiguous lode mining claims covering 1,500 acres controlled by MinQuest Inc. of Reno, Nevada. The project is within the Monitor Range portion of the Humbolt-Toiyabe National Forest.

Star Gold Corp. (Star) entered into an exclusive option agreement with MinQuest on the Longstreet Project in December, 2009. This option agreement gives Star the right to obtain a 100% interest in the Longstreet property, minus a 3% NSR royalty, by meeting the financial obligations outlined in the agreement. Please refer to Table 1, below for a summary of the payment schedule and expenditure obligations in the Star-MinQuest option agreement. A claims list is provided in Appendix I.

Table 1. Summary of Star Gold-MinQuest Option Agreement

Year No.	Payment (Cash)	Payment In Star Gold Shares (stock + options)*	Expenditure Obligation
On Signing	$20,000	50,000	
1	$20,000	50,000	$ 200,000
2	$20,000	50,000	$ 250,000
3	$30,000	50,000	$ 350,000
4	$30,000	50,000	$ 450,000
5	$50,000	50,000	$ 550,000
6	$50,000	50,000	$ 750,000
7	$50,000	50,000	$ 1,000,000

* Stock and Option payments for each of the years is broken into 25,000 shares of stock and 25,000 options 'at fair market value'.

All dollar amounts are USD

The Property was discovered in the early 1900's, but had limited development work until 1929. A 1929 report and maps show development of the "Golden Lion Mine" on two levels spaced 75 meters apart vertically. The report indicates development of 300,000 tons of "vein material" averaging 0.20 oz/ton (6.8 grams/ton or g/t) gold and 8 oz/ton (274 g/t) silver. A mill was constructed, the remnants of which are still on the property. However, the small stopes underground indicate very little mining was done and the operation was abandoned, apparently right after the 1929 U.S. stock market crash.

More recent exploration includes drilling by Keradamax, Naneco and Cyprus in the 1980s and by Rare Earth Minerals/Harvest Gold between 2003 and 2006. These efforts included the drilling of over 300 holes and the production of at least four feasibility studies.

Geologic mapping by MinQuest since 2002 indicates that the majority of the project area is underlain by moderately to poorly welded rhyolite ash-flow tuff. Hydrothermal alteration of the ash-flow tuff is wide spread and consists of argillic, silicic, and potassic facies. These felsic ash-flow tuffs of Oligocene age are similar in age and character to the 'tuffs of Round Mountain', which hosts the Round Mountain Mine, which has produced 10 million ounces of gold to date. As at Round Mountain the host rocks at Longstreet are poorly to moderately welded tuffs. The bulk of the mineralization is contained in steeply dipping multiple sheeted vein sets. The mineralized veins consist of quartz, pyrite and adularia.

The project encompasses a large area of fractured Tertiary volcanic tuff hosting high grade gold and silver values within fractures and quartz veins. The Main Zone hosts the resource calculated in this report. MinQuest identified eight additional target areas containing hydrothermal alteration and surface gold anomalies but with little or no drilling. MinQuest named these additional 8 targets Opal Ridge (southern extension of the Main Zone), NE Main, West Main, North, Spire, Red Knob, North Slope and Cyprus Ridge (see Figure 6).

The author of this report has calculated an indicated resource of approximately 184,000 ounces of gold equivalent (AuEq) at an average grade of 0.053 ounces per ton (oz/ton). This equates to an average Au grade of 0.037 oz/ton and Ag grade of 0.95 oz/ton for the indicated resource. At these average grades in drill assays at Longstreet, this equates to approximately 129,000 ounces of gold and 3.3 million ounces of silver. In this report, AuEq is calculated by the following formula: *AuEq = Au oz/ton + (Ag oz/ton/60).* An additional inferred resource was estimated at 27,000 ounces of AuEq at an average grade of 0.046 oz/ton. Included grades for the inferred resource are 0.032 oz/ton Au and 0.83 oz/ton Ag. These resource estimations were restricted to the Main Zone (see Figure 6, Targets Map, and Figure 12, Resource Map).

It is the author's conclusion that the resource stated above has a likelihood of being enhanced by selective angle drilling down dip and along strike of favorable structural zones of mineralization. In addition, other targets already identified on the Longstreet property should be drill evaluated for additional resource.

A Phase 1 budget for 2011 of approximately $483,000 (all inclusive) is proposed for in-fill drilling of Main and initial drill testing of the North and NE Main target zone. An additional $320,000 is recommended as Phase 2 to test the Cyprus Ridge high-grade vein target which should also receive high priority.

2. INTRODUCTION

This report is was prepared at the request of Lindsay Gorrill of Star Gold Corp. (Star). The purpose of this report is to provide an independent evaluation of the exploration potential of the Longstreet property utilizing all existing historic data. A resource estimation has been calculated for this report utilizing over 300 drill holes from both recent and historic data, where drill data were available and reliable. This



McDermitt
National
Jarbidge
Ashdown
Woods Gulch
Jerritt Canyon
Tecoma
Burns Basin
Saval Canyon
Hog March
Sleeper
Chimney, Rabbit Creek
Gold Circle
Tuscarora
Ivanhoe
Getchell
Ten Mile
Pinson
Preble
Post, Meikle, Goldstrike
Lantern, Carlin
Kramer Hill
Adelaide
Maggie
Wildcat
Marigold
Buffalo Valley
Florida Canyon
Rain
Mountain View
Seven Troughs
Wind Mountain
South Bullion
Fire Creek
Bullion
Gold Banks
Cove-McCoy
Bullion, Gold Acres
CARLIN TREND
Relief Canyon
Pipeline
Kinsley Mountain
Willard
Buckhorn
BATTLE MTN./ EUREKA TREND
Cortez
Bald Mountain
Fondaway Canyon
Tonkin Springs
Olinghouse
Alligator Ridge
Goldridge
Tallapoosa
Yankee
Dixie Comstock
Reno
Comstock
Eureka
Reese River (Austin)
Easy Junior
Illipah
Dynamite Ridge
Mount Hamilton
Green Springs
Dell Mountain
Walker Lane
Rawhide
Northumberland
Paradise Peak
Santa Fe
Atlanta
Mindora
Round Mountain
Manhattan
Tybo
Borealis
Aurora
Boss
Midway
Longstreet
Warm Springs Lineament
Weepah
Golden Arrow
WALKER
Pioche
Silver Peak
Goldfield
LANE
BOUNDARY
Delamar
OROFLEX
North
Inyo Fault
Bullfrog
Sterling
GOLD DEPOSITS
Volcanic Hosted
Sedimentary Hosted
Las Vegas
0 25 50 Miles
Las Vegas Shear Zone
Furnace Creek Fault Zone
Searchlight

Star Gold Corp.

Longstreet, Nye County, Nevada

Regional Geological Map

Figure 1	April, 2011

MinQuest Inc.

report makes recommendations for further exploration to both expand and determine the extent of mineralization on the property.

Currency used throughout this report is the United States of America dollar (USD). Gold and silver grades are reported in ounce per ton (oz/ton), where ounces are troy ounces, and tons are short-tons (2000 pounds). Gold equivalent (AuEq) is calculated from raw assay data by the following formula: *AuEq = Au oz/ton + (Ag oz/ton/60).* In most cases, imperial units are utilized (feet, miles, pounds and ounces).

Outside sources of information utilized in the undertaking of this report consist of exploration, geological and other reports available in the public record and from private corporate files. Where cited, references are referred to in the text by author and date. Complete references are provided in Section 21 (References).

The author of this report, Paul D. Noland, CPG., conducted a field visit to the Longstreet property on May 17, 2011 for the purpose of examining the project site and assessing the geology and styles of mineralization and alteration on the property. In addition, areas of past drilling and sampling were visited to confirm the nature and locations of this reported historic work. Observations by the author during this site visit confirm the existence of a network of drill roads within a complex of silicified volcanic rocks. Also observed were underground workings (see Figures 13 and 15).

3. RELIANCE ON OTHER EXPERTS

In the preparation of this report, the author has relied on information obtained through a review of public and private documents, reports and data. In particular, the author has relied heavily on the information contained in a Technical Report on the Longstreet property prepared by G.A. Harron (2003) for Rare Earth Metals (REM) in 2003, and by various internal reports and summaries provided by MinQuest (Kern, 2006, 2009, 2010). All sources of information utilized in this report are referenced in Section 21 (References). A site visit was conducted by the current author on May 17, 2011. This visit allowed the author to verify the geological setting, examine historic drill roads and drill sites as described in historic accounts and technical reports.

The resource estimation for Longstreet in this report is the work of the author, and is based on drill data and drill cross sections provided by MinQuest. The interpretations and conclusions are those of the current author.

Claim data and maps for the Longstreet property were provided by MinQuest. The current author has relied on the accuracy of these records.

4. PROPERTY DESCRIPTION AND LOCATION


EXPLANATION
Primary Roads
Road Remnant, Jeep Road, Trail
Star Gold Claims
Spring
Windy
7575
7424
7553
7410
7795
7618
7248
8000
7600
7400
8200
STAR GOLD CORP.
LONGSTREET, NYE COUNTY, NEVADA
LONGSTREET CLAIMS
Sec: 9, 10, 15, 16, 17, 20, 21 T6N R47E
Figure 2
April, 2011
MinQuest, Inc.
Feet
0 500 1000 1500
Meters
0 200 400

The Longstreet Project is located in northern Nye County, in the central part of the State of Nevada, USA (Figure 3), and is located on the McCann Canyon and Georges Canyon Rim 7 1/2' topographic quadrangles.

The Longstreet Project currently consists of 75 lode mineral claims covering 1,500 acres. MinQuest Inc. ("MinQuest") owns 70 of the claims outright and has an additional 5 claims optioned from a local rancher. The claims are located in Sections 9, 10, 15, 16, 17, 20 and 21 of T6N, R47E, MDB&M, Nye County, Nevada. A list of claims is provided in Appendix I, and a claim map of the property is provided as Figure 2. This location is within the Monitor Range portion of the Humbolt-Toiyabe National Forest.

The author is of the opinion that titles to the lode claims are in force and are not being contested. To the authors knowledge, there are no adverse environmental issues registered or pending which would impact further development at the Longstreet Project.

Figure 3 illustrates the land holdings. All the unpatented claims within the Longstreet Project have both U.S. Bureau of Land Management (BLM) and Nye County, Nevada fees paid and current through August, 2011.

The U.S. Forest Service is responsible for the surface and subsurface mineral estate. Star Gold and MinQuest have submitted a Plan of Operation with the local U. S. Forest Service (USFS) office in Tonopah. The Plan of Operation describes the proposed exploration activities and anticipated surface disturbances that will require reclamation. A reclamation plan and bond are part of the Plan of Operation (POO). Approval of the USFS POO is anticipated in time for summer field season activities in 2011. The POO will allow the drilling of 48 holes testing three principal targets.

5. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The Monitor Range is about 100 miles long and from 5 to 15 miles wide. Summit elevations for most of its length are between 6,500 and 9,000 feet, with the highest point being approximately 10,000 feet. The Longstreet Project is located in rugged topography at the head of Windy Canyon, on the eastern slope of the Monitor Range (Figure 3). Elevations on the property range from about 6,000 feet in the northeast to 8,000 feet in the southwest part of the property. The hills are sparsely covered with pinyon pine, juniper, sagebrush and greasewood. A mixture of mountain mahogany, willows, wild roses and various grasses occupy the valley bottoms.

Arid to semi-arid climatic conditions prevail in this part of Nevada. The annual precipitation is in the order of 5 inches (measured at Tonopah). Winter snowfall is typically about 6 inches, with the largest accumulations at elevations above 7,500 feet. Summer temperatures average 75 degrees F. in Tonopah, and winter temperatures average 23 degrees F. Prevailing climatic conditions allow year-round exploration and mining activities.

Vehicle access to the lower elevations on the Longstreet Project is from Tonopah by proceeding approximately 30 miles eastward on Highway 6, then 25 miles northward on Stone Cabin Road and 2.5

miles along a trail into Windy Canyon (Figure 3). Tonopah is about 200 miles north of Las Vegas and about 225 miles southeast of Reno, which are the major population centers in the state. Both cities are sources of commercial materials, technical and managerial personnel of interest to exploration and mining operations. Tonopah, Nevada would serve as a secondary source of materials and manpower.

Electrical power requirements for any future mining operations on the Longstreet Project need to rely on diesel generators, and process water can be obtained from aquifers located in Windy Canyon. A pre-feasibility study completed in 1988 indicates that an open pit heap leach mine exploiting the Longstreet Main Zone would have sufficient space for waste and tailing disposal storage (MDA, 1988).

6. HISTORY

The Property was discovered in the early 1900's, but had limited development work until 1929. A 1929 report and maps show development of the "Golden Lion Mine" on two levels spaced 75 meters apart vertically. The report indicates development of 300,000 tons of "vein material" averaging 0.20 oz/ton (6.8 g/t) gold and 8 oz/ton (274 g/t) silver. A mill was constructed, the remnants of which are still on the property. However, the small stopes underground indicate very little mining was done and the operation was abandoned.

The property lay idle until 1980 when Keradamex Inc. and E & B Exploration formed a joint venture to explore the property. The venture conducted soil and rock chip geochemical surveys, limited underground sampling and drilled seven (one was abandoned) angle core holes into the Main mine workings area. Details for much of the historic drilling are missing or only partially available. A summary of known drilling activity during significant exploration efforts is summarized in Table 2. Keradamex drilling revealed the presence of fracture related gold mineralization up to 36 meters thick extending into the hanging wall of the vein structure. Gold mineralization within this zone averaged 0.02-0.528 oz/ton (0.7-18.1 g/t) and revealed the presence of a heap leachable target.

Table 2 Historic Drilling Summary

Date	Company	No. of Holes	Total Footage
1980	Keradamex	7	NA
1982-1983	Minerva	0	(UG Sampling, no drilling)
1984-1997	Naneco	approx. 500	NA, RC and air track
1987	Cyprus	7	3,000
2002-2005	R.E.M.	30	11,000


Highway 6
to Tonopah
TOIYABE NATIONAL
RANGE
Longstreet Property
North
Georges Canyon Rim
Fourmile Basin
WEST
STONE
Willow

Star Gold Corp.

Longstreet, Nye County, Nevada

Property Location and Access

Figure 3 April, 2011

MinQuest Inc.

In 1982 Minerva Exploration optioned the property and initiated an underground sampling program. In 1983 a joint venture was formed with Geomex Canada Resources Ltd. Derry, Michener, and Booth were commissioned to assess the property and conducted underground sampling, bulk sampling and metallurgical testing. They concluded there were reserves of 60,000 tons averaging 0.11 oz/ton (3.8 g/t) gold and 5 oz/ton (171 g/t) silver.

In early 1984 Naneco Resources Ltd., an Alberta company, acquired all of the assets of Minerva and an additional 10 percent interest in the property from Geomex. As operator, Naneco immediately initiated drilling. In 1985, with over 200 RC holes drilled, the venture announced an oxidized drill inferred reserve of 850,000 tons averaging 0.079 oz/ton (2.7 g/t) gold and 1.1 oz/ton (38 g/t) silver along with an additional low grade reserve of 1.5 million tons averaging 0.021 oz/ton (0.72 g/t) gold and 0.4 oz/ton (14 g/t) silver.

These historic resource estimates have not been verified by current author, and are not treated or presented as current mineral resource estimates. None of the historic resources listed above or elsewhere in this report meet the criteria of any of the 'resource' categories defined by NI43-101 standards or CIM definitions. Consequently, these historic resource estimates should not be relied upon for current property evaluations or investment recommendations.

During the next few years Naneco increased its interest from 53 percent to 100 percent, conducted additional metallurgy, economic evaluation and drilling. The most recent reported resource indicates a “drill proven reserve” of 140,000 ounces of gold. At least 492 RC holes have been drilled, most within the Main resource area. Naneco’s last announcement also states that total property potential is “considerably higher than the 280,000 ounces currently believed to exist”. Unable to raise money because of falling gold prices and strapped with high land payments to the claim owners, Naneco dropped the property in 1998. MinQuest acquired it shortly thereafter. The Cyprus target, which was evaluated by Cyprus Minerals Company in 1987 was acquired by MinQuest in early 2002.

The property was optioned to Rare Earth Metals Corp. (REM) in May of 2002. REM later changed its name to Harvest Gold. Mapping and geochemical sampling of the 7 targets shown on the attached map was completed in October, 2002. From 2003 through 2005 REM drilled 30 holes into Main totaling 3,350 meters. The drill holes were angled toward the intersection of the two primary sheeted vein sets. Results showed a 20% improvement in average grade over vertical drilling. MinQuest created drilling sections on 30m (100 foot) spacing and did geologic interpretation of the veins and calculated a resource using a 0.015 oz/ton (0.51 g/t) gold equivalent cut-off. MinQuest determined from this geologic interpretation that the Main deposit has a calculated geologic resource totaling 2,847,690 tons at a non-diluted grade of 0.061 oz/ton (2.09 g/t) gold equivalent (172,571 ounces). It is estimated that roughly 60 percent of this resource (103,542 ounces) may be minable by open pit, heap leach methods. These historic resource estimates have not been verified by current author, and are not treated or presented as current mineral resource estimates. None of the historic resources listed above or elsewhere in this report meet the criteria of any of the 'resource' categories defined by NI43-101 standards or CIM definitions. Consequently, these historic resource estimates should not be relied upon for current property evaluations or investment recommendations.

REM relinquished rights to the Longstreet property back to MinQuest in August 2009. MinQuest subsequently optioned the property to Star Gold Corp. in January 2010.



Underdown
≥25
Arc Dome
25
Toiyabe Range
Big Smoky Valley
Northumberland
32
Toquima Range
Monitor Range
Monitor Valley
Shoshone Mts
Moores Creek
27
Toiyabe
22
Dry Canyon
32.2
Mt Jefferson
26.7
Round
Mtn.
26.5
Trail Canyon
24
20?
Peavlle
24?
Manhattan
25
N
Big Ten Peak
27
Longstreet
Project
0
10
20
Miles

Caldera ages are Ma (millions of years)
Henry, Castor and Elson, 1996

Star Gold Corp.	
Longstreet, Nye County, Nevada Regional Geological Setting	
Figure 4	April, 2011
MinQuest Inc.	

None of the historic resources quoted above from historic work have been verified by the current author, and should not be relied upon for investment purposes. The historic resources described above were not intended to meet the definitions or standards of current CIM or NI 43-101 guidelines. However, in the course of examining the available Longstreet data and reports, the current author sees no reason to believe the historic accounts were anything less than professional and reliable.

7. GEOLOGICAL SETTING

7.1 Regional Geology and Mineralization

The Longstreet Project is located in the Nevada portion of the Basin and Range Province. This geological province is characterized by repeated episodes of compressional deformation in Paleozoic and Mesozoic time followed by extensional deformation and extensive magmatism and volcanism in Cenozoic time. Gold deposits are most often described as being associated with 'mineralization trends', that are a reflection of deep crustal structures and magmatism, such as the 'Walkers Lane' and the 'Carlin Trend'. The Longstreet Project is located in the Monitor Range, adjacent to the northwest trending Walker Lane volcanic-hosted gold trend that includes such world-class deposits as the Comstock and Goldfields mining camps (Figure 1).

The Monitor Range is a westward-tilted fault block that has been elevated by normal faults along its eastern front, and is typical of the uplifted mountains of the Basin and Range Province. The ranges are topographic highs rising above alluvium-filled valleys generated by Tertiary extensional tectonics. Central Nevada was an area of intense Oligocene – Miocene ash-flow volcanism that created numerous calderas and their outflow products. At least 13 calderas that range in age between 32 and 22 Ma have been mapped or interpreted in the area extending from the Shoshone Mountains eastward to the Monitor Range (see Figure 4). The southern Monitor Range consists Mainly of Tertiary age volcanics and hypabyssal rocks related to the eruption of the Big Ten Peak volcano and a nearby unnamed 29 Ma caldera (Kleinhampl and Ziony, 1985) intruding and overlying Paleozoic sedimentary and metamorphic rocks (Figure 4).

The Paleozoic rocks are thrust-faulted marine sedimentary rocks comprised of quartzite, argillite and limestone of Cambrian, Ordovician and Silurian age. Minor amounts of Permian marine sediments (Palmetto Formation?) are also present in the Georges Canyon area.

In the southern Monitor Range Tertiary age volcanic rocks comprise more than 90% of the exposed bedrock (Figure 5). These rocks are more than 1 km thick and are predominantly flat-lying. Early Oligocene to early Miocene rhyolitic to dacitic ash-flow tuffs, with rhyolitic welded tuff are the thickest and most extensive units. Most of the Tertiary intrusions in the region are rhyolitic, but several small dacitic to andesitic dikes are present in the Georges Canyon area.

Mineral deposits in this part of the Basin and Range Province are varied and widespread and some of them have (had) substantial metal production. The producing Round Mountain gold deposit is about 25

miles northwest, and the past-producing Manhattan Mining Camp (gold/silver) is about 20 miles west-northwest of the Longstreet Property.

The Round Mountain Mine is a giant among epithermal precious metal deposits hosted by volcanic rocks, and the mineralization is a classic example of low sulphidation epithermal gold mineralization (White and Hedenquist, 1995). Gold deposits were discovered at Round Mountain in 1906 (Shawe, 1982) and by 1959 about 410 thousand ounces (troy ounces) of gold had been produced from placer and narrow vein lode deposits. Current production by open-pit mining methods commenced in 1977. Kinross (2010) reported an annual production for 2010 at 184,554 ounces of AuEq, with over 66 million tons of proven and probable reserves.

The oxidized ore is described as a closely spaced set of steeply dipping veins and veinlets following northwest-trending faults and associated joints over broad areas. Significant gold mineralization is not found in northeast-trending faults and fractures. The vein/veinlet system contains quartz, adularia, limonite (oxidized from pyrite), manganese oxide and associated native free gold. Flat veins are similar to the steep veins in character and mineral content, but with more brecciation of the wall rocks. Gold contents also appear to be higher in the flat veins. The adularia in the ore related veins is dated at 25.9 to 26.6 Ma, which is indistinguishable from the age of the enclosing 'Tuffs of Round Mountain' welded ash flow tuffs. These tuffs were erupted from the Round Mountain caldera and were deposited within the caldera (Henry, Castor and Elson, 1996).

Hydrothermal alteration associated with the bulk mineable ore is evidenced by silicification and the replacement of magmatic feldspar by hydrothermal feldspar engendered by a potassium-rich hydrothermal fluid (Sander, 1988). Resources at Round Mountain as of December 31, 2010 included measured and indicated resources of 46 million tons grading 0.75 g/t Au, and 'Proven and Probable' reserves of 66 million tons grading 0.62g/t Au (Kinross 2010 Annual Report). The resource categories are NI 43-101 compliant.

The Manhattan gold / silver camp is located approximately 20 miles west-northwest of the Longstreet Mine and is an example of Tertiary epithermal mineralization superimposed on Paleozoic sedimentary rocks. Gold / silver deposits were discovered at Manhattan in 1905 (Shawe, 1982) and by 1959 about 10,500 kg of gold and 4,400 kg of silver had been produced from placer and lode deposits. The lode deposits in the Manhattan district are of a variety of types, although they occur together in a coherent belt about 1 km wide, which follows the south side of the Manhattan caldera for about 10 km. The most productive deposits formed in strongly faulted argillite and quartzite of the Cambrian age Gold Hill Formation. The generally north-trending zones of mineralized fractures are stockworks containing quartz, adularia, pyrite (oxidized to limonite) and native gold similar to the sheeted zones at Round Mountain. The silver production recorded for this camp is related to electrum and various silver-bearing sulphosalts.

The Clipper Mine located approximately 5 miles southwest of the Longstreet Mine near Murphy Camp was discovered in 1903 and was worked intermittently until 1943. The mine was initially developed during World War I and included a 175 foot shaft and a 370 foot adit. Recorded production is about $12,000 (current 1951dollars) from mineralization having a gold: silver ratio of 1:1 and assaying from $34-124 per ton (1951 dollars). Host rocks are welded rhyolite ash-flow tuffs similar to the Longstreet mine.


Windmill
Twa?
Tr
HAT PEAK
Ta?
QTl
Tr
BIG TEN PEAK
CZgh
Tes
Ta
Twa
PINION PEAK
☆ Longstreet
Qa
Twa
Tsh
Thm
Tsw?
Tru?
CZgh
Tsw
Murphys Camp
Thm
Tru
Tsw
Tru?
Thm
Qa
The?
Twa?
OCsl
Ts
QTl
Tsh
Qa
North

Geology and compilation by Kleinhampl, F.J. and Ziony, J.I., 1960-1978

0 3 6 Miles

Legend

Quaternary

Qa	Alluvium, colluvium, talus
QTl	Landslide debris
QTb	Basalt

Tertiary

Ta	Andesite
The	Rhyolite, latite, tuff, sediments
Thm	Rhyolite, air-fall tuffs
Thr	Rhyolite vent rocks
Tr	Rhyolite flows
Tru	Rhyolite, undifferentiated
Ts	Tuffaceous sediments
Tsh	Rhyolite ash-flow tuffs
Tsw	Welded ash-flow tuffs
Twa	Rhyolite ash-flow tuffs

Paleozoic

OCsl	Ordovician shale, limestone
CZgh	Cambrian quartzite

Star Gold Corp.

Longstreet, Nye County, Nevada

Regional Geological Map

Figure 5 April, 2011

MinQuest Inc.

The Little Joe Claim located 6 miles south-southwest of the Longstreet Mine was developed by a 75 foot inclined shaft. Gold-bearing veins in 'rhyolitic tuff' were mined but production details are lacking.

At an un-named mine (Kelly?), located 1.5 miles west of the mouth of Georges Canyon irregular gold / silver quartz veins and veinlets containing minor pyrite were exploited from a 25 foot inclined shaft. The vein system occurs in Paleozoic (?) light gray chert and silicified argillite along a fault. No production details are available.

Mineralization on the Last Chance claims located 11 miles west-northwest of the Longstreet Mine and southwest of Big Ten Peak was discovered in the 1920s. Mineralization consists of argentiferous galena, minor sphalerite and pyrite occurring in irregular pipes and chimneys generally at the intersection of cross faults within a northwest-trending shear zone in pre-Tertiary rocks. This property was developed by a 30 m two compartment shaft and a 61 m adit. Production in the late 1920s is recorded as 13.6 tons containing an average of 720 g/t Ag, 21% Pb and 2% Zn. A further 18.1 tons produced in 1938 contained 240-275 g/t Ag and 8% Pb.

7.2 Property Geology

Geologic mapping by MinQuest since 2002 indicates that the majority of the Longstreet Project is underlain by moderately to poorly welded rhyolite ash-flow tuff ('Tat') containing conspicuous exotic lithic fragments and pumice (Figures 5, 7, 8 and 9). The ash-flow tuff unit is buff to gray, and contains <10% quartz phenocrysts, 15% feldspar phenocrysts, 5-15% pumice and 5-20% other exotic fragments in an aphanitic groundmass (Liedtke, 1984). Hydrothermal alteration is prevalent and consists of argillic (bleaching and clay mineral development), silicic (pervasive silica flooding, or extremely high veinlet density) and potassic (adularia in quartz veinlets). Limonite and geothite development is considered to be weathering phenomena. These felsic ash-flow tuffs of Oligocene age are similar in age and character to the 'tuffs of Round Mountain', which host the Round Mountain Mine.

The Tat tuff unit (see Figures 7, 8 and 9) displays horizontal bedding and may be in the order of 3,000 feet thick. The ash-flow tuff is intruded by rhyolite porphyry dykes ('Trp') exhibiting various orientations, and may represent feeder conduits to now-eroded rhyolitic lithologies higher in the stratigraphy.

A thin discontinuous unit of volcaniclastic and siliceous sediments ('Ts'), including sinter is deposited upon the ash-flow tuff unit. The unit is white, yellowish and light gray, bedded in part and probably represents a hiatus in volcanism. Siliceous alteration resulting in the development of sheeted quartz vein systems affects the Tat, Ts and Trp rock units.

Overlying the Tat tuff and the Ts sediments is a black to brown strongly welded ash-flow tuff ('Trt') that forms bluffs and caps ridges. This unit has a distinctive thin (about 10 feet) vitrophyre zone near its base. This unit is estimated to be 300 to 450 feet thick and possibly a correlative of the Saulsbury Wash Formation (21.6 +/- 0.6 Ma).

The tectonic fabric on the Longstreet Project includes two Main directions of faulting/fracturing that have an influence on the mineralization. An east-trending steeply north-dipping system of fractures and faults has been noted at five of the seven gold / silver zones on the Property (see Figure 6). Quartz –adularia – limonite veins / veinlets and 'rusty fractures' following this trend contain gold mineralization. The other

important gold / silver-bearing fault/fracture direction is 300-330° with steep north dips, and is characterized by sheeted quartz veins / veinlets and 'rusty fractures'. The vein / veinlets also contain adularia and iron oxide minerals derived from the oxidation of sulfide minerals. This mineralized trend occurs at all seven of the gold / silver zones known on the Longstreet Project. Major displacement is not a feature of these structures.

The Longstreet Mine is an example of gold / silver mineralization related to east-trending structures. An east-tending fault dipping 40-55° is associated with the highest-grade gold / silver mineralization known to date. The bulk of the gold / silver mineralization in the Longstreet Mine is contained in steeply dipping multiple vein sets in the hanging wall of the fault.

Liedtke (1984) indicates that similar fault directions are known 4,600 feet south and 2,800 feet north of the Longstreet Mine, which may host similar high-grade gold / silver mineralization.

8. DEPOSIT TYPES

Current deposit and exploration model(s) for Longstreet parallel those at the nearby Round Mountain Mine. As at Round Mountain the host rocks are poorly to moderately welded tuffs. The bulk of the mineralization is contained in steeply dipping multiple vein sets. The mineralized veins consist of quartz, pyrite and adularia. Round Mountain, which originally emphasized bulk mining and run of mine heap leaching, now is designing its mining around the occurrence of high grade veins.

The ore deposit model that describes the gold/ silver mineralization at Round Mountain (and Longstreet) is summarized below from Cox and Singer (1992).

"Descriptive Model of Hot Spring Au-Ag Deposits (model 25a)

Description: Fine-grained silica and quartz in silicified breccia with gold, pyrite, and Sb and As sulfides

Geological Environment

- *Rock Type: Rhyolite*
- *Textures: porphyritic, brecciated*
- *Age Range: Mainly Tertiary and Quaternary*
- *Depositional environment subaerial rhyolitic volcanic centers, rhyolite domes, and shallow parts of related geothermal systems*
- *Tectonic Setting(s): Through-going fracture systems related to volcanism above subduction zones, rifted continental margins. Leaky transform faults.*
- *Associated deposit types: Epithermal quartz veins, hot spring Hg, placer gold*

Deposit Description

- *Mineralogy: Native gold + pyrite + realgar, or arsenopyrite +/- sphalerite +/- chalcopyrite +/- fluorite; or native gold + Ag-selenide or telluride + pyrite*
- *Texture / Structure: crustified banded veins, stockworks, breccias (cemented with silica or uncemented). Sulfides may be very fine grained and disseminated in silicified rock.*
- *Alteration: Top to bottom of system – Chalcedonic sinter, massive silicification, stockworks and veins of quartz + adularia and breccia cemented with quartz, quartz + chlorite. Veins generally chalcedonic, some opal. Some deposits have alunite and pyrophyllite. Ammonium feldspar (buddingtonite) may be present.*
- *Ore Controls: through-going fracture systems, brecciated cores of intrusive domes; cemented breccias important carrier of ore.*
- *Weathering: Bleached country rock, yellow limonites with jarosite and fine-grained alunite, hematite, goethite*
- *Geochemical signature: Au = As + Sb + Hg + Tl higher in system, increasing Ag with depth, decreasing As = Sb + Tl + Hg with depth. Locally NH_4, W*

Examples

- *McLaughlin, Calif*
- *Round Mountain, Nev., pre-mining 243.8 x10^6 tons, 1.136 g/t Au, 2.113 g/t Ag*
- *Delamar, Idaho*

The model indicates that on a regional scale felsic tuff deposits related to rhyolitic volcanism of Tertiary and Quaternary age are the favored host rocks. Within these rocks evidence of hydrothermal activity characterized by silicification, potassium metasomatism and sulfide deposition focus on the location of potentially economical mineralization. Detailed alteration studies at Round Mountain indicate that focusing on the replacement of magmatic feldspar with two generations of hydrothermal feldspars is an accurate prognosticator of potentially economic gold mineralization.

The geochemical signature of the trace elements (As, Sb and Hg) provides an opportunity to utilize soil and rock geochemistry to locate sites of gold/silver mineralization. The decreasing content of Ag with depth also suggests the possibility of defining the location of the paleosurface in conjunction with detailed geological observations. Liedtke (1984) suggests that only Hg is a useful pathfinder element, as As and Sb values are too erratic.

The combination of silicification and fine grained sulfides also indicates that spectral IP/RES responses showing both high resistivity and enhanced chargeability with a high ‘tau’ constant may be indicative of the alteration assemblage and the associated gold/silver-bearing mineralization.

The Longstreet property occurs near the eastern edge of the northwest-trending Walker Lane volcanic hosted gold trend that includes such world-class deposits as the Comstock and Goldfield (see Figure 1). Within this trend there is a more local northwest trending belt of gold occurrences, with Round Mountain being the largest discovered to date.


MINQUEST PROPERTY BOUNDARY
SPIRE
NORTH
NE MAIN
MAIN
WEST MAIN
NORTH SLOPE
OPAL RIDGE
CYPRUS RIDGE
RED KNOB
2500
2300
2100
Gold-Bearing Veins
Drilled Resource
Faults
Star Gold Corp.
LONGSTREET PROJECT
Nye County, Nevada
PROJECT TARGETS
Figure 6
04/11
0 METERS 500
Minquest Inc.

Within the project area northwest and east-west trending shear zones host the bulk of the gold/silver mineralization. These shears average 65-75° dips, tend to be broad zones of many narrow veins and show normal movement (hanging wall down). Mapping has shown that not only are the veins steeply dipping, but that in 5 of the 7 targets (see Figure 6) both shear trends are present. This means that to penetrate the maximum number of veins, not only are angle drill holes critical, but that they must be oriented perpendicular to the intersection of the 2 sets.

9. MINERALIZATION

Gold mineralization has been identified at nine target locations on the Longstreet Project (Figure 6). All of the showings are hosted in welded ash-flow tuffs of Oligocene age. In addition to the five gold occurrences known to previous operators, MinQuest has identified three new sheeted vein zones called NE Main, West Main and North Slope and located high-grade gold mineralization at the Cyprus Ridge Zone (please refer to Figure 6). An overview of Au values in rock chips is provided in Figure 11.

The Main Zone (the historic Longstreet Mine) is situated between 7500 feet and 7700 feet elevation on the southern slope of Windy Canyon (Figure 7). Prior to 1980-81 it was described as a series of parallel quartz veins over a 5 foot width on the hanging wall side of a 2 to 6 inch wide gouge-filled fault that strikes 90° and dips 40-55° to the north. This mineralization formed the basis of Butler's 1929 historic 'reserve estimate'. The mineralized veins consist of quartz, pyrite and adularia in the deeper levels with the sulfides oxidized to hematite / limonite / goethite in the upper oxidized levels. The host rock of the vein system is hydrothermally altered ash-flow tuff.

Keradamex's 1980 diamond drilling indicated a potential for heap leachable mineralization in the hanging wall, and Naneco's 1984 drilling of gold in soil geochemical anomalies indicated a similar potential in the foot wall, necessitating a change in the description of the deposit. Later Reverse Circulation-Rotary (RC) drilling results indicate that bedrock weathering extends to depths of about 400 feet, with an average depth of 165 feet, resulting in the classification of oxidized and sulfide types of mineralization. Depth extensions of the oxidized mineralization are possible as most drill holes terminate in oxidized rock. Oxidized gold mineralization is characterized by quartz, hematite, geothite and manganese wad in fractures and associated with quartz – adularia veins and veinlets. Native gold is occasionally noted in weathered pyrite casts. The fractures and quartz veinlets trend approximately 90° and 315° with 65-75° dips to the north and south. Sulfide mineralization is characterized by sparse pyrite, other As, Sb and Cu bearing sulfides, and adularia in the quartz veinlets. Disseminated pyrite with gold and silver mineralization also occurs in fractures. The extent of the sulfide type of gold mineralization has not been actively explored.

MinQuest has plotted over 300 drill holes in the vicinity of the Main resource and produced cross-sections. Many of the holes are 100 feet or less in depth, which is insufficient to test the mineralization and most are vertical. The 30 angle holes by REM and mapping and sampling of the two adits that cross

the mineralization have allowed a more accurate interpretation of the Main deposit. The deposit consists of three distinct vein orientations. Historical mining and exploration concentrated on the Adit vein, a nearly east-west trending 45° north dipping structure. In addition, two sets of nearly vertical (~70°) sheeted veins form an important part of the resource. These veins trend N80E (azimuth = 80) and N35W (azimuth = 325). Please see Figure 13. After considerable study it has been determined that the most effective cross-section direction is along the intersection of these two vein directions, N11E (azimuth = 11). Although the historic vertical drilling gave a reasonable estimate of the Adit vein resource it had a small hit rate of high angle veins and missed the majority of this portion of the resource.

Interpretation of the cross sections shows the Main gold zone is open to the west and southeast. Additional drilling is needed on the deposit extensions. In addition, seven additional areas of sheeted veining associated with major shear zones have been identified. All have significant associated gold anomalies and several have some geochemical drilling. At Cyprus Ridge the primary target are primary veins up to 5 meters in true thickness. All seven target areas are depicted in Figure 6, 'Targets'. A brief description of each of the recognized and defined target zones is given below.

Main- The target consists of intersecting high-angle NW and E-W sheeted vein systems. Completion of an angle drilling program to the southwest perpendicular to the intersection of the two vein sets will continue to produce improved continuity and higher tonnage and grade. Un-drilled extensions of this mineralization are indicated to the southeast and west (See figures 6 and 7).

NE Main- Approximately 1500 feet N-NE of the Main resource there is a poorly-exposed, un-drilled target that looks geologically identical to Main. The highest surface vein assay here is 0.93 ppm gold (See figures 6 and 7).

Opal Ridge-This is an erosional remnant of a sinter apron that once covered a much larger area. Extensions of the Main resource are down-dropped approximately 200 feet with an apparent displacement to the north of less than 30 feet. E-W and NW high level opal-rich veins are exposed in the lower portion of the apron with gold values up to 0.51 ppm. Although there may be a higher stripping ratio here, more of the deposit may be preserved (See figures 6 and 7).

North- This is a sheeted vein system with identical vein attitudes to Main. Values up to 18.1 ppm Au indicate a strong system, although vein density appears to be less than at Main. The western end of the target has the strongest exposed mineralization (See figures 6 and 8).

Cyprus Ridge Zone: Quartz veins up to 15 feet thick occur in this 0.6 mile long northwest trending high-anglevein system (See figures 6 and 9). Cyprus Minerals Company completed a 3,000 foot drill program in 1987. All of the Cyprus holes were vertical or high angle and none tested the large primary vein set. No high-grade gold was intersected in their drilling. MinQuest mapped the intricate vein system in 2002, and collected 41 surface samples that contained values of up to 11.16 g/t Au, but average values are approximately 0.50 g/t. Due to the abundance of low temperature silica, MinQuest concluded that the gold values are leakage anomalies from a deeper boiling zone. This boiling zone is a high priority drill target.

Red Knob Zone: Mineralization outcrops as northwest trending sheeted quartz-adularia veins over an area


EXPLANATION
Road
Road Remnant, Jeep Road, Trail
Claim Outline
Outcrop
Adit
Shaft
Quartz/Chalcedony Veins Strike/Dip
Limonitic Fractures/Joints Strike/Dip
Fault Down/Up
(0.25) Vein Thickness in Meters
Trt Densely Welded Rhyolite Tuff
Trp Rhyolite Porphyry Dikes
Ts Volcaniclastic and Siliceous Sediments-Includes Sinter
Tat Rhyolite Ash Flow Tuff
STAR GOLD CORP.
LONGSTREET, NYE COUNTY, NEVADA
GEOLOGY OF MAIN, NE MAIN, OPAL RIDGE TARGETS
Figure 7
April, 2011
MinQuest, Inc.
Feet
Scale
Meters
0 250 500
0 100 200
NE MAIN
MAIN
WEST MAIN
NORTH SLOPE
OPAL RIDGE
CYPRUS RIDGE
RED KNOB
Morning Star
Longstreet 12 (Clifford)
Longstreet 14 (Clifford)
Longstreet 15 (Clifford)
LONGSTREET 20
LONGSTREET 18
LONGSTREET 16
LONGSTREET 13
LONGSTREET 8A
LONGSTREET 9A
LONGSTREET 10A
LONGSTREET 16A
LONGSTREET 3A
LONGSTREET 2A
LONGSTREET 1A
LONGSTREET 60
LONGSTREET 59
LONGSTREET 58
LONGSTREET 57
LONGSTREET 110
LONGSTREET 112
LONGSTREET 114
LONGSTREET 102
LONGSTREET 104
LONGSTREET 14
LONGSTREET 12
LONGSTREET 10
LONGSTREET 8
LONGSTREET 43
LONGSTREET 41
LONGSTREET 39
LONGSTREET 44
LONGSTREET 42
Wkly alt aft
Bleached aft
Highly alt. aft
Vein float
Subcrop
Veining in adit dump
aft subcrop
1 vnlt seen
Alt. aft
Alt aft
HS Center
N75W
N15E

150m wide by 300m long. Surface sampling found values up to 2.97 g/t gold. In addition, a boulder field on the north side of the target contains quartz-adularia veins up to 1m in thickness in an area of no outcrop. Drill intercepts from two holes testing a small portion of the target include 4.6 m @ 5.6 g/t Au and 7.6 m @ 0.99 g/t Au. (See figures 6 and 9).

Spire- This is an east-west vertical to steeply north dipping sheeted vein system. Intersecting NW trending veins are present, but are much less abundant than at Main. The highest assay from Spire is 0.45 ppm gold (See figures 6 and 8).

West Main-Located approximately 1,300 feet west of Main, this east-west sheeted vein zone has several old workings as well as up to 1.0 g/t gold in float on scree covered sidehill to east (See figures 6 and 7).

North Slope-Located on a steep scree covered slope north of Opal Ridge a few outcrops and subcrops show northwest trending high-angle sheeted veins up to 1 foot in thickness and one caved adit (See figures 6 and 7).

There is a strong possibility of discovering multiple economic, open pitable, heap leachable, deposits grading +0.04 oz/ton (+1.4 g/t) gold with significant silver credits at Longstreet. In addition, the Cyprus target has strong potential of becoming a high-grade +0.5 oz/ton (+17.1 g/t) underground mine. Situated on a high ridge-top, it could be easily mined from a canyon elevation adit. The total project potential could conceivably exceed 5 million ounces.

This report includes a resource estimation for the 'Main Zone'. The resource calculation is presented in section 17 of this report.

10. EXPLORATION

Star Gold has not yet conducted any exploration on the Longstreet project. The resource estimation completed, exploration model, recommendations and conclusions for this report are based on historic drilling and sampling.

A discussion of mapping and sampling of surface and underground veins from the various target areas at Longstreet is given below.

MinQuest collected and analyzed three surface samples from the Main Zone in 1998, and the results are as follows.


EXPLANATION
Road
Road Remnant, Jeep Road, Trail
Claim Outline
Outcrop
Adit
Shaft
Quartz/Chalcedony Veins Strike/Dip
Limonitic Fractures/Joints Strike/Dip
Fault Down/Up
(0.25) Vein Thickness in Meters
Trt Densely Welded Rhyolite Tuff
Trp Rhyolite Porphyry Dikes
Ts Volcanoclastic and Siliceous Sediments-Includes Sinter
Tat Rhyolite Ash Flow Tuff
SPIRE
NORTH
N75W
LONGSTREET 34
LONGSTREET 49
LONGSTREET 32
LONGSTREET 50
LONGSTREET 47
LONGSTREET 30
LONGSTREET 48
LONGSTREET 28
LONGSTREET 46
LONGSTREET 65
LONGSTREET 26
LONGSTREET 6A
LONGSTREET 7A
LONGSTREET 4A
2150
2200
2250
2100
STAR GOLD CORP.
LONGSTREET, NYE COUNTY, NEVADA
GEOLOGY OF NORTH, SPIRE TARGETS
Figure 8
April, 2011
MinQuest, Inc.
Feet
0 250 500
Scale
Meters
0 100 200

Table 3 Main Zone Surface Sample Descriptions and Analytical Results

ID	EASTING	NORTHING	DESCRIPTION	Au (ppm)	Ag(ppm)
RK21	525341	4247444	most S. min. outcrop. Select of N35W/v chal. veinlets	1.37	32.6
RK1	525312	4247315	E. side hilltop, near RCH #325 0.6m chip across N40W/ 70NE chalc vnlts (2-3 cm thick) in ash flow tuff. Moderate limonite staining of host.	35.45	108.0
RK2	525331	4247298	20m SE of RK1, below RCH #338. 1m across N40E/ 60NE chalc vnlts (2-3 cm thick) in ash flow tuff.	0.38	3.5

The Opal Ridge Zone occurs in a detached fault block located along a ridge at a mean elevation of 7,675 feet. This zone is adjacent to and southeast of the Longstreet Main zone mineralization (Figure 7). Bounding faults trend northeast and geological observations indicate an apparent 200 foot vertical displacement and a northward displacement of less than 30 feet for this block. The bedrock consists of moderately welded ash-flow tuff and epiclastic sediments capped by an opalized sinter apron. Quartz-adularia sheeted vein systems and limonitic fractures occur over an area measuring approximately 650 feet by 650 feet. Both steeply dipping northeast and northwest-trending vein systems with limonitic fractures are present.

Two vertical RCHs (S-1 and S-2) completed in this area by Naneco in 1984 reported anomalous Au and Ag values over 400 feet (Liedtke, 1984).

The following table lists 15 surface samples collected by MinQuest in 2002. The values reported are similar to the drill intersections. However the presence of opal (sinter) at surface implies that physiochemical conditions appropriate for the deposition of Au and Ag mineralization will be located at some depth beneath the sinter.

Table 4 Opal Ridge Zone Surface Sample Descriptions and Analytical Results

ID	EASTING	NORTHING	DESCRIPTION	Au (ppm)	Ag(ppm)
RK3	525289	4246988	Cliffs W section top. Select of 90/ 60-80 S opaline vns 2-3 cm in width in silic sediments.	0.05	0.3
RK4	525391	4247217	NW side grab of quartz/chalcedony as irreg seams in siliceous sediment	0.16	1.2



STAR GOLD CORP.
LONGSTREET, NYE COUNTY, NEVADA
GEOLOGY OF CYPRUS RIDGE, RED KNOB TARGETS
Figure 9
April, 2011
MinQuest, Inc.
Feet
0 250 500
Scale
Meters
0 100 200
EXPLANATION
Road
Road Remnant, Jeep Road, Trail
Claim Outline
Outcrop
Adit
Shaft
Quartz/Chalcedony Veins Strike/Dip
Limonitic Fractures/Joints Strike/Dip
Fault Down/Up
(0.25) Vein Thickness in Meters
Trt Densely Welded Rhyolite Tuff
Trp Rhyolite Porphyry Dikes
Ts Volcanoclastic and Siliceous Sediments-Includes Sinter
Tat Rhyolite Ash Flow Tuff
CYPRUS RIDGE
RED KNOB
CROSS SECTION
LONGSTREET 101
LONGSTREET 102
LONGSTREET 103
LONGSTREET 104
LONGSTREET 105
LONGSTREET 106
LONGSTREET 107
LONGSTREET 108
LONGSTREET 114
LONGSTREET 115
LONGSTREET 119
LONGSTREET 120
LONGSTREET 121
LONGSTREET 12
LONGSTREET 10
LONGSTREET 8
LONGSTREET 43
LONGSTREET 41
LONGSTREET 39
LONGSTREET 37
LONGSTREET 36
Cross-bed.
Alt aft
Highly alt. aft
N15E

RK5	525415	4247219	NW side. grab of dark chalcedony veinlets in subcrop of siliceous sediment.	0.07	<0.3
RK 22	525430	4247220	NW side. 1m q.v. with calcite replacement texture and irreg banding presence of high temp. qtz. in sinter indicates this is hot springs center	0.07	0.2
RK23	525323	4246982	Cliffs W section top select of 90/ 60-80 S opaline vns 2-3 cm in silic sediments.	0.02	0.2
RK24	525368	4247009	Cliffs W section top select of N40W/v chal vnlts in ash flow tuff.	0.51	9.2
RK25	525357	4246958	Cliffs W section bottom 3 m N70E/ 80N chal vn with assoc. rhyolite porph. dike (?).	0.09	2.4
RK26	525388	4246997	Cliffs W section bottom select of 90/ 60N chal. vnlts up to .1 m thick.	0.20	2.2
RK27	525408	4247007	Cliffs W section bottom select of chal. vnlts N35W/ 75 NE vnlts. with assoc. rhyolite porph. w stkwk veining. near base of sediments.	0.38	7.8
RK28	525503	4247048	Cliffs E section bottom 1 m thick N35W/v chal. vn in sil. seds. Unmineralized fault above.	0.05	1.2
RK29	525647	4247146	Cliffs E section bottom 02 m thick N35W/v. brec chal vn in sil. seds. Discontinuous.	0.08	0.6
RK30	525662	4247153	Cliffs E section bottom 0.3m thick N70E/ 60S chal. vn in sil. seds. Calcite replacement texture.	0.12	1.8
RK31	525632	4247120	Cliffs E section bottom narrow 90/v. chal. vn in sil. seds.	0.15	1.2
RK32	525566	4247075	Cliffs E section bottom 1m thick N70W/ 80NE qtz./chal. vn in sil. seds. Multiphase texture.	0.27	4.6
RK33	525524	4247110	Cliffs E section 2/3 way up cliff 0.5m thick N60E/v multiphase qtz vein in sil. seds. Calcite replacement texture. Pos. late-stage hot springs center.	0.10	1.0

The NE Main Zone is located at a mean elevation of 7125 ft, approximately 1500 feet northeast of the Longstreet Mine (Figure 7). The mineralization is poorly exposed over an area measuring about 500 ft by about 230 ft along a 340° axial direction, and has not been drill tested. Sheeted vein systems and limonitic


Proposed Drill Holes
2600
2550
2500
2450
2400
2450
Elev. (m)
ZONE OF BOILING
POSSIBLE HIGH GRADE AU
TD
125m
TD
275m
Cyprus
Target
STAR GOLD CORP.
LONGSTREET, NYE COUNTY, NEVADA
CYPRUS CROSS SECTION
Figure 10
April, 2011
MinQuest, Inc.
Scale
0
25m

fractures trend both 90° and 315° with steep dips to the north and southwest, respectively. Preliminary rock chip sampling yielded a best value of 0.93 ppm Au and 20.6 ppm Ag.

Table 5. NE Main Zone Surface Sample Descriptions and Analytical Results

ID	EASTING	NORTHING	DESCRIPTION	Au (ppm)	Ag(ppm)
RK19	525570	4247807	N end of a sm ridge. Select 2.5 cm lim. stained chal. vein striking 90/v	0.93	20.6
RK20	525563	4247720	S 100m from 19. Select of lim stained fract (no quartz) trending 90/ 70N & N30W/ 70 SW.	0.11	4.0

The North Zone is located at a mean elevation of 7350 ft about 3300 feet north-northwest of the Longstreet Mine (Figure 8). An east-northeast striking fault of unknown character separates this mineralization from the Longstreet Mine. Both northwest trending and east to northeast-trending vein systems and related limonitic fractures are present in outcrops. The gold mineralization is known over an area measuring 1800 ft by 1100 ft. MDA (1988) reports that 22 vertical RCs (3700 ft) were drilled at this location, with potentially economic mineralization found in four holes. Complete drill logs for these holes are not available for perusal.

Table 6. North Zone Drill Intercepts and Analytical Results

RC #	Interval (m)	Au Assay (g/t)	Ag Assay (g/t)
383	15.24-24.38	1.09	9.59
385	44.19-54.86	1.54	10.97
393	1.52-4.57	4.01	25.71
393	4.57-10.67	0.79	22.63

MinQuest collected 12 surface samples from the North target area in 2002. Gold values in the range of 0.031 to 18.1 ppm and Ag values in the range of 1.0 to 49.6 ppm are recorded at this location. The highest Au value is from an east-west trending sheeted quartz vein system near the northwestern end of the zone.

Table 7. North Zone Surface Sample Descriptions and Analytical Results

ID	EASTING	NORTHING	DESCRIPTION	Au (ppm)	Ag(ppm)
RK91	525185	4248031	SE end. Select. Lim filled fract/joints. N40W/v &90/v.	0.051	1.0
RK92	525268	4248148	Select. 2 cm wh Qtz/chal vnlts. 90/v.	0.031	5.0
RK93	525249	4248198	Select. 2-3 cm wh Qtz/chal vnlts. N60E/v & N40W/ 80NE.	0.709	27.6
RK94	525292	4248156	Select. Lim stained fracts with qtz. fill, N60E/v.	0.123	5.6
RK95	525022	4248316	Select. 3 cm gray chal vein. N80E/ 85S	0.709	14.8
RK96	524982	4248452	W end. Select. 2-3 cm gray sheeted qtz/chal vnlts. N40W/v	0.596	49.6
RK97	525062	4248379	Select. 3-5 cm gray Qtz/chal vnlts. 90/v	18.144	32.2
RK99	524965	4248449	W end. grab. <1 cm gray sheeted chal vnlts & lim-rich joints. N80E/v	0.031	0.6
RK100	524961	4248481	W end. grab. same as 99	1.572	11.0
RK101	525017	4248514	Select. 1-4 cm gray chal vnlts. N40W/v & N80E/v.	0.483	20.8
RK102	525018	4248477	Select. 1-4 cm gray chal vnlts. Most N80E/ 85N.	0.421	12.0
RK103	525201	4248318	Select. 1-2 cm gray chal vnlts. Most N75E/v.	0.247	2.4

The gold values recorded in the RCs and the surface samples indicate that the area contains potentially economic mineralization. The RC analytical results probably reflect the negative sampling bias associated with the sampling of vertical, or near vertical structures with vertical drill holes.

The Spire Zone is located at a mean elevation of 7425 ft approximately 4600 ft north-northwest of the Longstreet Mine (Figure 8). MDA (1988) reports that 24 vertical RCs (3400 feet) were drilled at this target area with the most significant results presented in the following table. Complete drill logs are not available for examination.

Table 8. Spire Zone Drill Intercepts and Analytical Results

RC #	Interval (m)	Au Assay (g/t)	Ag Assay (g/t)
320	51.82-60.96	0.99	62.06
402	45.72-68.58	1.30	44.57
403	27.43-39.62	2.09	31.88

MinQuest visited the Spire Zone area in 2002 and collected eight rock samples. The analytical results indicate gold values in the range of 0.031 to 0.45 ppm with Ag values in the range of 1.0 to 20.0 ppm over an area measuring approximately 1000 ft by 150 ft along an east-trending ridge. The oxidized mineralization is hosted in an east-northeast-trending, steeply north dipping to vertical sheeted quartz vein system. Northwest-trending veins are present, but not abundant.

Table 9. Spire Zone Surface Sample Descriptions and Analytical Results

ID	EASTING	NORTHING	DESCRIPTION	Au (ppm)	Ag(ppm)
RK104	524821	4248843	Select 2-5 cm discontinuous wh qtz/chal vnlts. N80E/v.	0.370	5.2
RK105	524826	4248845	Select 2-3 cm wh/pink qtz/chal vnlts. N80E/v.	0.185	16.0
RK106	524917	4248834	Select 5-10 cm gray/pink qtz/chal vnlts. N80E/v, large area of strong veining.	0.452	6.8
RK107	524942	4248816	Select 4-8 cm gray qtz/chal vnlts. N80E/v, large area of strong veining.	0.360	10.4
RK108	524869	4248802	Select Abund 2-8 cm lt gray qtz/chal vnlts. N20E/v.	0.298	17.6
RK109	525049	4248813	Select 1-3 cm gray qtz/chal vnlts. E-W/ 70N abund lim.	0.031	0.4
RK110	525109	4248739	Select 3 cm gray qtz/chal vnlt. N20E/ 70NW.	0.072	1.0
RK111	525138	4248612	Select 3 cm wh-gray qtz/chal vnlt. 90/v	0.175	20.0

The Red Knob Zone is located between 8250 ft and 8400 ft elevation about 4600 ft south-southwest of the Longstreet Mine (Figure 9). The mineralization occurs in a well developed sheeted quartz-adularia vein system that trends northwest and dips steeply both northeast and southwest. Liedtke (1984) reported

a best grab sample assay of 4.1 ppm Au from this location. Quartz vein material > 3 feet in width was noted by MinQuest in 2002 in talus at this location. A best gold value of 2.96 ppm Au in a vein sample hosted in Tat is reported from the 16 samples collected in this target area by MinQuest, (Table 10).

Table 10. Red Knob Zone Surface Sample Descriptions and Analytical Results

ID	EASTING	NORTHING	DESCRIPTION	Au (ppm)	Ag(ppm)
RK17	524605	4246406	3' horz near SE end Red Knob;V. sil lim stained rhy lith ash flow tuff w 1 qtz/ad vnlt	2.60	27.4
RK18	524593	4246460	5' horz NW end Red Knob; like RK17, but more sheeted vnlts.	0.45	3.2
RK34	524967	4246828	Ridge SW of Main. Select. 1 small E-W chal. Vnlts. In bleached ash flow tuff. Weak limonite associated.	0.010	<0.2
RK35	524899	4246505	Small knob E of Red Knob-SW end of outcrop only. Select. Vert. N35W dark chal. Vnlts. In aft.	0.051	<0.2
RK36	524680	4246291	SE end. Select. N35W 75 NE dip gray chal. Vnlts in aft and sil. Sed(?) Fine py in dark gray streaks	0.678	19.6
RK37	524671	4246310	SE end. Select. N35W 70 NW dip orange/brown chal. Vnlts in aft and sil. sed(?).	1.068	6.2
RK38	524639	4246348	Select. N35W 80 NE dip sheeted white/gray/tan chal. vnlts.in aft and sil. Seds(?).	0.360	4.8
RK39	524611	4246415	Select. N35W vert dip sheeted white chal. vnlts.in aft and sil. seds(?). E of RK17	0.092	1.4
RK40	524574	4246458	Select. N35W 75 SW dip sheeted white chal. vnlts.in aft.	0.185	7.0
RK41	524662	4246291	Select. Numerous vert N35W dark gray chal. Vnlts.in aft and sil seds. Fine py.	0.616	18.4
RK42	524640	4246302	Grab. N35W 70 NE dip 0.3m white chal. vn. in aft. and sil. seds.	0.092	5.0
RK43	524608	4246356	Select. N30W 80 SW dip sheeted dark gray sulfide bearing chal. vnlts.in sil. aft or sil. seds(?). Hvy. Limonite in vnlts.	0.904	14.6

RK44	524552	4246385	Select. N40W 60 NE dip sheeted gray/tan chal. vnlts.up to 0.2 m thick in sil. aft or sil. seds(?). Some calcite replacement textures	2.969	8.4
RK45	524541	4246409	Select. Numerous N25W 70 NE dip sheeted gray chal. vnlts. in sil. aft or sil. seds(?). Abundant here to RK 44.	0.144	3.2
RK46	524528	4246480	NW end. Select. Weak N35W 70 NE dip sheeted white chal. vnlts. in aft.	0.031	1.6
RK47	524320	4246707	Outcrop 250m NW of Red Knob. Select. Numerous small vert. N-S gray limonite stained drusy quartz vnlts. in aft.	0.031	1.0
RK98	524557	4246571	near LM L8. Select. Outcrop? Up to 10 cm width gray chal vnlts. N40W, 75 SW	0.144	6.2

MDA (1988) states that 66 vertical and inclined RCs totaling 9500 feet were drilled at Red Knob Zone. Potentially economic mineralization was located in two holes. Complete drill logs for these holes are not available for examination. Analytical results (Table 11) probably reflect the negative sampling bias associated with the sampling of vertical, or near vertical structures with vertical drill holes.

Table 11. Red Knob Zone Drill Intercepts and Analytical Results

RC #	Interval (m)	Au Assay (g/t)
1002	13.76-21.34	0.99
1043	21.34-25.91	5.55

The Cyprus Ridge Zone is located between elevations of 8400 and 8850 ft. along the crest of a southwest sloping ridge approximately 1.5 miles southwest of the Longstreet Mine (Figure 9). The Tat unit hosts quartz veins up to 15 feet thick in the southeastern part of the northwest-trending sheeted vein system, which measure more than 1.7 miles long by 150 feet wide. The quartz vein system is described as a hanging wall vein dipping steeply northeast. Conjugate veins developed in the hanging wall are parallel structures with southwest dips. In the northwestern part of the vein system the hanging wall vein is supplanted by northwest-trending northeast dipping, and an east-trending north-dipping quartz vein systems. MinQuest mapped the intricate vein system in 2002, and collected 41 surface samples listed in


EXPLANATION
Road
Road Remnant, Jeep Road, Trail
Claim Outline
ROCK CHIP AU PPM VALUES
>0.05
0.05-0.09
0.10-0.49
0.50-0.99
>1.00
SPIRE
NORTH
NE MAIN
MAIN
WEST MAIN
NORTH SLOPE
OPAL RIDGE
CYPRUS RIDGE
RED KNOB
STAR GOLD CORP.
LONGSTREET PROJECT
GOLD IN ROCK CHIPS
NYE COUNTY, NEVADA
Feet
0 250 500
Scale
Meters
0 100 200
Figure 11
April, 2011
MinQuest, Inc.

the following table. A best gold value of 11.2 ppm is recorded from this target area, which far exceeds the drill intercept results recorded in Table 13.

Table 12. Cyprus Ridge Zone Surface Sample Descriptions and Analytical Results

ID	EASTING	NORTHING	DESCRIPTION	Au (ppm)	Ag(ppm)
RK10	523216	4246795	1.83 m horz. NW end of zone; Sil. Rhy ash flow lith tuff	<0.07	<0.2
RK11	523411	4246736	2.74 m hor. hangingwall of zone 90-80SW dip sil. Tuff with qvs to 7.6 cm coarse ox py.	<0.07	0.2
RK12	523497	4246700	1.83 m horz Near top highest ridge numerous narrow sheeted vns in rhy tuff; mod lim	0.14	7.4
RK13	523613	4246636	1.83 m horz.partiy.sil. Rhy lith ash flow tuff; a few vert. Qtz/ad vnlts.	<0.07	0.8
RK14	523902	4246036	3.05 m horz zone vert sil lith tuff w/ vert sheeted vnlts every 0.3-1 m	0.21	2.4
RK15	523795	4246285	0.61 m horz across vert chal multistage vn white/pink quartz, gray/tan chal. vein 180/v numerous sheeted vns at 90	11.16	11.4
RK16	523724	4246400	2.44 m horz across N20W/ 80NE qtz/chal vein mass/ banded occa. calcite replace texture	0.45	8.6
RK48	523798	4246274	S of RK15 same vein. Channel sampl 90/ 80 W 0.3m white/pink qtz., gray/tan chal vn Multi-stage.	0.205	3.6
RK49	523788	4246236	Channel sampl 10 cm thick white/pink quartz/chal sheeted vns, N20W/v.	0.041	1.0
RK50	523780	4246269	Select sheeted white qtz vnlts 1-20 cm thick. Several orientations but N20W/ 75W dominant.	1.048	8.2
RK51	523758	4246309	Channel sampl 1.5 m thick white/pink quartz, gray/tan chal multi-stage sheeted vn, N10W/ 85E	0.452	4.8
RK52	523764	4246322	Channel sampl 0.3 m thick white/pink quartz, minor banded gray/tan chal. multi-stage sheeted vein N10W/v	0.575	4.6

RK53	523785	4246351	Grab 5 cm thick white/pink quartz, sheeted vein, N20W/ 70W	0.678	17.2
RK54	523788	4246303	N of RK15 same vein Channel sampl 180/ 80W 0.3m white/pink qt. vn Multi-stage.	0.051	0.8
RK55	523793	4246236	Grab N20W/ 75W 10 cm white qtz vn	0.380	4.6
RK56	523810	4246195	Semi-channel. 0.5 m thick white/purple/tan amethystine quartz multi-stage vn, N20W/ 80W large calcite replacement texture in part.	0.360	3.6
RK57	523835	4246115	Semi-channel. 0.8 m thick white/pink quartz, gray/tan chal. multi-stage sheeted vn, N20W/ 75 E	1.223	22.0
RK58	523859	4246047	Grab N20W/ 80E 10 cm banded white qtz vn	0.226	2.0
RK59	523863	4246073	Channel sampl 0.5 m thick white/pink quartz vn, N40W/ 60E	0.853	14.8
RK60	523899	4246028	Select. 10 cm thick white/pink sheeted qtz vns, N10W/ 80W several more in area.	0.298	5.4
RK61	523891	4246013	Channel sampl 0.5 m thick white/pink quartz vn, N20W/ 70W	0.072	2.4
RK62	523886	4245997	Channel sampl 0.3m thick gray/tan chal vn, N10W/ 70E	0.863	11.8
RK63	523911	4245948	Channel sampl 1.0 m thick white quartz, gray chal. multi-stage sheeted vein, N35W/ 75E Calcite replacement texture common.	0.267	3.0
RK64	523733	4246432	Grab 10 cm thick white/gray qtz. vn, N15W/ 70 E	2.548	14.2
RK65	523703	4246410	Select 2-5 cm thick white/tan quartz, sheeted vns, N15W/v moderate lim, calcite replacement texture.	8.394	15.6
RK66	523703	4246432	Channel sampl footwall 2 m of 5 m thick white/gray quartz, tan chal. multi-stage vn, N35W/ 70E calcite replacement texture.	0.462	8.0
RK67	523703	4246432	Channel smpl HW 3 m of 5 m thick wh/gr qtz, tan chal. vn, N35W/ 70E large clasts in wall	0.565	9.4

RK68	523659	4246461	Cyprus. select. Several 3-5cm thick white/tan quartz, sheeted veins, N40W vert. Moderate limonite.	1.140	3.6
RK69	523636	4246506	Select several 3-5 cm thick white/gray quartz, gray chal. sheeted vns, N50W/v strong lim assoc. w/ vugs.	0.370	12.8
RK70	523632	4246544	Select several 2-10 cm thick white/gray quartz, gray chal. sheeted vns, N20W/ 60E moderate lim	0.442	4.0
RK71	523677	4246489	Chip sampl grab of 5 m thick white/gray quartz, tan chal. multi-stage vn, N35W/ 70E calcite replacement texture large silicified wall rock fragments.	0.257	5.2
RK72	525516	4247858	400 m NE of Main north of RK19 above road Select one 2 cm 90/ 65N gray/brown lim. stained chal vnlt in aft	0.267	4.8
RK73	525567	4247858	400m NE of Main north of RK19 above road Select several both 1-2 cm 90/ 60-80N & N35W/ N dip gray/brown lim stained chal vnlts in aft.	0.041	2.2
RK74	523710	4246472	Grab four 0.3-0.4m thick white-pink qtz/chal vns; 360-N10E/v to 75W dip	0.205	3.8
RK75IDNT	523579EASTING	4246589NORTHING	Select 2-10 cm lt gray-tan chal sheeted vnlts. N40W/ 60-85EDESCRIPTION	0.914Au (ppm)	15.2Ag(ppm)
RK76RK74	523553523710	42466094246472	Select 2-5 cm lt gray-tan chal sheeted vnlts. N30W/ 80W.Grab four 0.3-0.4m thick white-pink qtz/chal vns; 360-N10E/v to 75W dip	0.1850.205	3.03.8
RK77RK75	523493523579	42466084246589	Select 2-4 cm lt gray-tan chal sheeted vnlts. N50W/ 85ESelect 2-10 cm lt gray-tan chal sheeted vnlts. N40W/ 60-85E	0.0310.914	0.815.2
RK78RK76	523538523553	42466414246609	0.5 m channel sampl lt gray-tan chal vin N80E/ 80SSelect 2-5 cm lt gray-tan chal sheeted vnlts. N30W/ 80W.	0.1230.185	4.23.0
RK79RK77	523489523493	42466784246608	Grab.0.2 m lt gray-tan-pink chal vein. N30W/vSelect 2-4 cm lt gray-tan chal vn.	0.3080.031	5.80.8

RK80R K78	52347152 3538	4246692424 6641	Select 10 cm lt gray chal and red/green opal vein. 90/v0.5 m channel sampl lt gray-tan chal vin N80E/ 80S	0.3600.123	9.44.2
RK81R K79	52346052 3489	4246723424 6678	0.6m Semi-channel lt gray-pink chal vn N40W/ 80NEGrab.0.2 m lt gray-tan-pink chal vein. N30W/v	0.0720.308	0.85.8
RK82R K80	52353152 3471	4246690424 6692	Select 4-10 cm gray-tan chal sheeted vnlts N30W/ 75WSelect 10 cm lt gray chal and red/green opal vein. 90/v	1.3050.360	26.49.4
RK83R K81	52358252 3460	4246630424 6723	Select 2-5 cm pink chal sheeted vnlts. N40W & N30E, vert.0.6m Semi-channel lt gray-pink chal vn N40W/ 80NE	0.3390.072	4.60.8
RK84R K82	52336552 3531	4246841424 6690	0.5m Semi-channel subcrop. White qtz and gray chal vn. No attitude Is in Ts unit NE end of zone.Select 4-10 cm gray-tan chal sheeted vnlts N30W/ 75W	0.6881.305	7.226.4
RK85R K83	52331952 3582	4246757424 6630	Grab 10 cm wh-gray chal vein. N60W/ 65NESelect 2-5 cm pink chal sheeted vnlts. N40W & N30E, vert.	0.0310.339	0.64.6
RK86R K84	52335452 3365	4246744424 6841	Grab 10 cm gray chal vnlts 90/ 70N0.5m Semi-channel subcrop. White qtz and gray chal vn. No attitude Is in Ts unit NE end of zone.	3.8630.688	47.07.2
RK87R K85	52327052 3319	4246805424 6757	Grab subcrop 0.2-0.5m wh qtz/chal vns 90/ 70N; attitude unknown near Cyprus ddh.Grab 10 cm wh-gray chal vein. N60W/ 65NE	0.1440.031	3.60.6
RK88R K86	52325152 3354	4246771424 6744	Select 5 cm wh-gray qtz/chal vnlts N20E/vGrab 10 cm gray chal vnlts 90/ 70N	1.1513.863	4.447.0
RK89R K87	52317852 3270	4246747424 6805	Grab 5 cm lt gray chal/opal vein. 90/ 75N.Grab subcrop 0.2-0.5m wh qtz/chal vns 90/ 70N; attitude unknown near Cyprus ddh.	0.0820.144	0.83.6
RK90R K88	52377952 3251	4246693424 6771	N of Main ridge select. 2-5 cm gray/wh chal vnlts in rhy porphSelect 5 cm wh-gray qtz/chal vnlts N20E/v	0.5451.151	2.84.4
RK89	523178	4246747	Grab 5 cm lt gray chal/opal vein. 90/ 75N.	0.082	0.8
RK90	523779	4246693	N of ridge select. 2-5 cm gray/wh chal vnlts	0.545	2.8

Cyprus Minerals Company completed a 3000 foot DDH drill program in 1987 and the following table is a summary of the results obtained. Complete drill records are not available for examination.

Table 13. Cyprus Ridge Zone Drill Intercepts and Analytical Results

DDH #	Interval (m)	Gold (g/t)	Azim°	Dip	Length (m)
LS-1	79.3-82.3	0.38	216	75	86.9
LS-2	94.5-97.5	0.45	215	83	105.2
LS-3	73.2-79.3	0.34	225	75	103.6
LS-4	30.5-36.6	0.41	255	70	88.4
and	70.1-79.3	0.34			
LS-5	91.4-94.5	1.19	185	70	109.7
or	91.4-97.5	0.72			
or	91.4-109.7	0.34			
LS-6	nil	nil	225	70	85.3
LS-7	nil	nil	0	90	83.8
LS-8	nil	nil	0	90	45.7
LS-9	67.1-70.1	0.31	0	90	100.6
LS-10	nil	nil	0	90	24.4
LS-11	nil	nil	0	90	30.5
LS-12	nil	nil	0	70	56.4

The Au and Ag values related to the surface samples far exceed the values recorded in the drill holes, indicating that vertical to near vertical drilling is not an appropriate method of sampling vertical to near vertical vein structures. The analytical results from the surface samples indicate the potential to discover economic mineralization within the target area.

Figure 10 depicts a schematic cross section developed for the Cyprus area planned drilling. This idealized cross section shows veins up to 15 feet in true width as mapped on surface in sharp contrast to the other


Longstreet 7A
Longstreet 4A
Longstreet 11
(Clifford)
Morning
Star
Longstreet 14
(Clifford)
Longstreet 12
(Clifford)
(Clifford)
2000W
1900W
1800W
1700W
1600W
1500W
1400W
1300W
1200W
1100W
1000W
900W
800W
700W
600W
500W
400W
300W
Lower Adit
PR23
PR24
PR22
PR21
(unsurveyed section corner)
9
10
16
14
Longstreet 15
(Clifford)
Longstreet 13
PR19
PR18
PR17
Upper Adit
PR16
PR7
PR6
Longstreet 16A
PR15
Longstreet 8A
PR4
PR5
PR3
Adit Fault
U
D
Longstreet 3A
PR1
PR13
PR2
PR10
PR12
PR11
Longstreet 9A
Longstreet 2A
N11E SECTIONS
18
17
16
15
14
13
12
11
10
9
8
7
6
5
4
3
2
1
Longstreet 10A
Longstreet 1A
EXPLANATION
Adit
Existing Access Roads
Claim Boundary
Existing Drill Hole
Harvest DH
Fault
Plan View
Indicated Resource
METERS
FEET

STAR GOLD CORP
LONGSTREET PROJECT
Nye County, Nevada
INDICATED RESOURCE
MAIN ZONE
Figure 12

April, 2011 | MinQuest, Inc.

targets mapped at Longstreet with the possible exception of Red Knob. Although all of the targets have steeply dipping veins only the veins at Cyprus Ridge and possibly Red Knob (large veins found in talus slope) develop significant thicknesses. This makes Cyprus Ridge a high-grade underground target and the other targets open pit, heap-leach targets. An overview of all identified targets within the Longstreet project, complete with vein locations and attitudes is provided as Figures 6 and 14.

11. DRILLING

Star Gold has not completed any drilling at Longstreet. Historic drilling records are available for 368 drill holes totaling 3,750 feet (average depth of 102 feet). The great majority of these holes are in the Main Zone, and were utilized for the current resource estimate. Only six core holes are documented at Longstreet. These were completed by Keradamex, and detailed logs for these are not available. Historic details, where available, are discussed and presented in table form by target area in the preceding section on Exploration.

12. SAMPLING METHOD AND APPROACH

The exact procedures followed in sampling the drill cuttings from the reverse circulation drill employed by the previous operators up until REM are unknown. However, all the previous companies who drilled are respected mineral exploration or mining companies and the author believes their sampling measures would have met industry standards. MinQuest, contractor for REM and Harvest Gold, used the following sampling techniques for Reverse Circulation (RC) drilling. Drill cuttings are discharged from the RC drill into a cyclone sample catcher. The cyclone discharges into a hydraulic, rotating sample splitter that allows a representative sample of sufficient size to be bagged for assay. MinQuest procedure is to collect a second, 'B' sample which is stored at the site until assays and check sampling and assaying are completed. Reject material from the sample splitter is left at the site and later reclaimed. RC drilling samples are collected on regular five foot intervals.

13. SAMPLE PREPARATION, ANALYSES AND SECURITY

No procedures for any of the historic drilling programs are available to the author. While no details are available describing sample handling procedures from earlier drilling at Longstreet, there is no reason for this author to believe that anything less than commonly accepted 'best practices' of the era were practiced by any of the professional mining and exploration companies from which drill data are available. The author has confirmed with MinQuest that standard sampling procedures, as described above in Section 12, Sampling Method and Approach, were utilized in the drilling programs conducted since 2003.

MinQuest samples are delivered to the nearest ALS Chemex facility for assay by the project geologist or sample technician. All drilling samples are analyzed using 30 gram fire assays. Blanks, standards and


LOWER ADIT
(Portal Elev. = 7,222 ft.)
(Portal UTM = 525342, 4247694)
Clay only
DH
Transition oxide
sulfide
(10-15) Clay
UPPER ADIT
(Portal UTM = 525300, 4247558)
(Portal Elev. = 7,445 ft.)
Abundant sulfide
RK143,144
RK145
Hanging wall clay gouge (10cm) & foot wall breccia (2m) w/ minor vein fragments
Spec. hem.
Fault narrows clay (20 cm), breccia (30 cm)
Low sulfide veins
RK146
Footwall clay gouge (1m) & hanging wall breccia (2m) w/ some vein fragments
Caved
N
EXPLANATION
Limonitic Shear
Chalcedonic Shear
Fault (Clay only)
Vein Width in cm
Meters
Feet
STAR GOLD CORP.
LONGSTREET PROJECT
Nye County, Nevada
MAIN ADIT VEIN MAPPING
Figure 13
April, 2011
MinQuest, Inc.

Sample #	Au(ppm)	Ag(ppm)
RK143	1.04	75.0
RK144	6.07	163
RK145	0.11	20.4
RK146	0.04	0.4

repeat analysis are used to help insure quality control. ALS Chemex is a certified laboratory, holding international certification ISO 9001:2000.

14. DATA VERIFICATION

Geological information for the Longstreet property has been compiled from available public and private sources.

Drill data for all historic drilling was supplied by MinQuest, and has not been verified by the current author. Assay certificates for historic drilling are not available for verification. However, copies of various portions of assay certificates were made available to the author and reflect what is represented in the drill logs. The author has no reason to suspect the validity of the available data.

It is not apparent that Keradamex, Minerva, Naneco or Cyprus collected duplicate samples, nor re-analyzed sample pulps. Therefore the author cannot comment on the veracity of the results relied upon in the historical reports. However, it should be noted that all reverse circulation samples were analyzed by a reputable multi-national analytical laboratory that utilizes internal QA/QC programs.

The preliminary feasibility study completed by MDA (1988) provides details of assay verification as a prelude to calculating the measured resource. Nine historical RCRC holes were twinned with identical drill equipment, and sampled in 1.5 m intervals. The following table shows the assay results generated by this verification program.

Table 14. Twin Drill Holes Comparison

Original Drill Holes	Twin Drill Holes
384.0 m average 1.06 g/t Au, 16.8 g/t Ag	364.8 m average 0.93 g/t Au, 16.8 g/t Ag
Number of samples: 252	Number of samples: 239

The difference in the gold assay value is 12.6%, and is well within acceptable limits for gold determinations at these low concentration levels. This suggests that all of the 10,640 assay results for Au and Ag from 338 RCHs are probably characterized by the same precision.



EXPLANATION
Road
Road Remnant, Jeep Road, Trail
Claim Outline
Outcrop
Adit
Shaft
Quartz/Chalcedony Veins Strike/Dip
Limonitic Fractures/Joints Strike/Dip
Fault Down/Up
(0.25) Vein Thickness in Meters
Trt Densely Welded Rhyolite Tuff
Trp Rhyolite Porphyry Dikes
Ts Volcaniclastic and Siliceous Sediments-
Includes Sinter
Tat Rhyolite Ash Flow Tuff
SPIRE
NORTH
NE MAIN
MAIN
OPAL
RIDGE
WEST MAIN
NORTH SLOPE
CYPRUS
RIDGE
RED
KNOB
STAR GOLD CORP.
LONGSTREET PROJECT
GEOLOGY MAP
NYE COUNTY, NEVADA
Feet
0 250 500
Scale
Meters
0 100 200
Date: 11-04-2010
Drafted by: RSK

15. ADJACENT PROPERTIES

The author is not aware of any adjacent active mining properties within a 15 mile radius of the property. The nearest producing mine is the Round Mountain Mine, some 25 miles to the northwest. Nearby (less than 30 miles) active exploration projects include the Midway (Midway Gold Corp.) in Ralston Valley and several recently announced exploration drilling projects in the historic Manhattan district.

16. MINERAL PROCESSING AND METALLURGICAL TESTING

Kappes, Cassiday and Associates composited numerous oxide drill intercept cuttings and conducted bottle roll tests on 10 samples. Average results for -10 mesh samples were 85.4 percent gold and 37.9 percent silver recovery in 72 hours. Chemical consumption was normal. KCA then conducted column tests on three samples to test low, medium and high grade ore from underground. After crushing to -3/4 inch the samples averaged 82 percent gold and 29 percent silver recovery. Crushing to -6 mesh increased recovery to 93 percent for gold and 52 percent for silver. These are the currently expected recoveries for an open pit heap-leach operation at Longstreet.

KCA also conducted agitated cyanide tests on pulverized material and obtained 92 percent gold and 81 percent silver recovery. These are the recoveries expected in a conventional mill.

Column leach tests were also done by Bacon-Donaldson on -2 inch material. Recoveries varied from 85-90 percent for gold and 9-28 percent for silver, with underground samples being more susceptible to leaching than surface samples. It appears the oxide zone of the Main deposit has reasonable leaching characteristics although silver recovery is poor.

17. MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

A resource estimation has been prepared for the Longstreet Project as part of this report. The resource estimate is confined to the Main Target Zone (Figure 6 and Figure 12). Due to the drill density within the Main Zone, an 'indicated' resource has been determined for this area. Using a nominal cut-off of 0.02 oz/ton AuEq, the indicated resource is calculated to be approximately 3.5 million tons at an average grade of 0.053 AuEq, containing approximately 185,000 ounces of AuEq. Gold equivalent (AuEq) is calculated by the following formula: *AuEq oz/ton = Au oz/ton + Ag oz/ton/60.* Examination of all drill assays utilized for the resource calculation reveals that gold contributes approximately 70% of the AuEq value, and silver contributes the remaining 30%. Applying these factors to the calculated AuEq resource stated above results in an estimated metal content of approximately 129,000 ounces of gold and 3,325,000 ounces of silver. An additional 'inferred resource' was calculated by extending interpreted mineral shapes

Figure 15. View from Lower Longstreet Adit, Looking to North



beyond immediate drill intercepts. This inferred resource was calculated at approximately 590,000 tons at an average grade of 0.046 oz/ton AuEq, for a contained metals content of approximately 27,000 ounces AuEq (see Table 15, Longstreet Resource Summary). This inferred resource is estimated to contain approximately 19,000 ounces of gold and 480,000 ounces of silver in addition to the indicated resource.

Whenever possible, the conventions and definitions of the Canadian Institute of Mining (CIM) as published and defined in NI 43-101 were utilized for the resource calculations at Longstreet. These definitions are given below.

> *"A **Mineral Resource** is a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge."*
>
> The terms Measured, Indicated and Inferred are defined in NI 43-101 as follows:
>
> *"A '**Measured Mineral Resource**' is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity."*
>
> *"An '**Indicated Mineral Resource**' is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed."*
>
> *"An '**Inferred Mineral Resource**' is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes."*

Table 15. Longstreet Resource Summary

Indicated Resource		
Tons*	Contained Ounces AuEq **	Weighted Average Grade Opt AuEq
3,497,512	184,751	0.053
Contained Metal Content		
	Au Ounces	Ag Ounces
	129,326	3,325,518
Avg Grade oz/ton	0.037	0.95
Inferred Resource (Additional to Indicated Resource)		
589,680	26,880	0.046
Contained Metal Content		
	Au Ounces	Ag Ounces
	18,816	483,840
Avg Grade oz/ton	0.032	0.83

*Short tons

**AuEq = Au + (Ag/60)

The resources were calculated utilizing a series of cross sections through the Main target at Longstreet. The cross sections were oriented at an azimuth of 11^0 in order to cut the veins as perpendicular as possible to the intersection of the two principal vein sets. Sections were constructed on even 100 foot spacings, (see Figure 12), and included all drill holes for which reliable assay data were available. Mineral shapes (polygons) were constructed around mineralized zones utilizing a nominal cut off grade of 0.020 oz/ton AuEq. This grade was adhered to whenever feasible, but areas of lower grade were occasionally included within the mineral polygons in order to 'honor' interpreted geology and model the steeply dipping, sheeted vein structure. The polygons were extended through adjacent drill holes if within 50 feet where mineralization persisted. Whenever a non-mineralized drill intercept was adjacent, the mineral polygons were truncated at a distance approximately 'one-half distance between drill intercepts'. In all, eleven of these parallel cross sections were utilized in the Longstreet resource calculation. The resource sections with constructed mineral polygons are provided in Figure 16A through 16K for illustration and reference. Each of the interpreted mineral polygons then had a weighted average grade calculated by using the assays and footages from all included drill intercepts. A two dimensional area of each polygon was determined digitally. This 2-D area was then converted to a three dimensional volume by assigning a 'thickness' or 'width' of 100 feet to each polygon. This 100 foot thickness represents one-


8200 Elev
8100 Elev
8000 Elev
7900 Elev
7800 Elev
7700 Elev
7600 Elev
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7400 Elev
7300 Elev
7200 Elev
7100 Elev
7000 Elev
6900 Elev
6800 Elev
6700 Elev
6600 Elev
6500 Elev
LRH-141
LRH-487
LRH-136
LRH-146
PR-14
LRH-23
PR-29
PR-28
6.1
6.2
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0 50 100 150
13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 6 800 West
Data: MinQuest Inc.
Date: 04/15/11
RRK

Figure 16A


8200 Elev
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13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
LRH-128
LRH-130
LRH-131
LRH-132
LRH-261
LRH-31
LRH-38
LRH-39
0.003
7.1
7.2
7.3
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0 50 100 150

Figure 16B

STAR GOLD CORPORATION		
Longstreet Project, Nye County, Nevada		
Section 7 900 West		
Data: MinQuest Inc.	Date: 04/15/11	RRK


Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0 50 100 150
Figure 16C
STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 8 1000 West
Data: MinQuest Inc.
Date: 04/15/11
RRK


8200 Elev
8100 Elev
8000 Elev
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7600 Elev
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7300 Elev
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7000 Elev
6900 Elev
6800 Elev
6700 Elev
6600 Elev
6500 Elev
13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
LRH-99
LRH-101
LRH-488
LRH-70
LRH-172
LRH-85
LRH-175
LRH-26
LRH-119
LRH-118
LRH-83
LRH-45
LRH-194
LRH-285
LRH-246
LRH-66
LRH-251
LRH-257
LRH-137
LRH-32
LRH-265
9.6
9.10
9.14
9.15
9.18
9.19
9.20
9.21
9.22
9.26
9.27
9.29
9.30
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Interpreted Vein
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0 50 100 150
Figure 16D
STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 9 1100 West
Data: MinQuest Inc.
Date: 04/15/11
RRK



Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0 50 100 150

Figure 16E

STAR GOLD CORPORATION

Longstreet Project, Nye County, Nevada

Section 10 1200 West

Data: MinQuest Inc. | Date: 04/15/11 | RRK


8200 Elev
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13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
LRH-42
LRH-94
LRH-93
LRH-60
LRH-16
LRH-267
LRH-30
PR-18
PR-25
PR-22
11.1
11.2
11.3
11.10
11.16
11.22
11.23
11.24
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0
50
100
150
Figure 16F
STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 11 1300 West
Data: MinQuest Inc.
Date: 04/15/11
RRK



8200 Elev
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8000 Elev
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6500 Elev
13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
LRH-116
LRH-115
LRH-114
LRH-480
LRH-113
LRH-46
LRH-179
LRH-181
LRH-180
LRH-196
LRH-195
LRH-61
LRH-241
LRH-238
LRH-242
LRH-36
LRH-29
12.1
12.2
12.7
12.9
12.14
12.15
12.16
12.17
12.19
12.20
12.22
12.23
12.24
12.25
12.26
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource
Polygon
Inferred Resource
Polygon
1" = 100'
0
50
100
150

Figure 16G

STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 12 1400 West
Data: MinQuest Inc. Date: 04/21/11 RRK



Figure 16H
STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 13 1500 West
Data: MinQuest Inc.
Date: 04/15/11
RRK
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0 50 100 150
8200 Elev
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8000 Elev
7900 Elev
7800 Elev
7700 Elev
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7300 Elev
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6900 Elev
6800 Elev
6700 Elev
6600 Elev
6500 Elev
13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
LRH-480
LRH-72
LRH-481
LRH-185
LRH-221
LRH-220
LRH-219
LRH-200
LRH-197
LRH-196
LRH-64
LRH-63
LRH-62
LRH-145
LRH-239
LRH-241
LRH-35
LRH-213
PR-19
13.1
13.2
13.3
13.6
13.14
13.15
13.17
13.18
13.19
13.20


LRH-343
LRH-344
LRH-345
LRH-346
LRH-347
LRH-65
LRH-121
LRH-12
LRH-122
LRH-13
LRH-123
LRH-126
LRH-485
LRH-269
LRH-268
LRH-223
LRH-222
LRH-231
LRH-152
14.1
14.2
14.3
14.4
14.5
14.6
14.11
14.16
14.17
14.19
14.20
14.21
14.22
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0
50
100
150

Figure 16I

STAR GOLD CORPORATION

Longstreet Project, Nye County, Nevada

Section 14 1600 West


8200 Elev
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13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
LRH-52
LRH-348
LRH-349
LRH-218
LRH-217
LRH-216
LRH-120
LRH-215
LRH-214
LRH-124
LRH-33
LRH-125
LRH-271
LRH-270
LRH-209
LRH-210
LRH-225
LRH-224
LRH-223
LRH-230
LRH-231
PR-24
15.1
15.2
15.4
15.8
15.11
15.14
15.13
15.15
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
1" = 100'
0 50 100 150
Indicated Resource Polygon
Inferred Resource Polygon
STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 15 1700 West
Data: MinQuest Inc.
Date: 04/15/11
RRK

Figure 16J


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13933500 N
13934000 N
13934500 N
13935000 N
1723500 E
13935500 N
13936000 N
LRH-27
LRH-28
LRH-225
LRH-229
LRH-226
LRH-230
LRH-235
16.1
16.2
Gold Equivalent (oz/ton)
[0.000,0.0009]
0.001,0.004]
[0.005,0.009]
[0.010,0.0299]
[0.030,0.149]
[0.150,20.000]
Indicated Resource Polygon
Inferred Resource Polygon
1" = 100'
0 50 100 150
STAR GOLD CORPORATION
Longstreet Project, Nye County, Nevada
Section 16 1800 West
Data: MinQuest Inc.
Date: 04/15/11
RRK
Figure 16K

half the distance between the constructed cross sections. The volume, in cubic feet, was then converted to short tons by utilizing a tonnage factor of 12.5 cubic feet per ton (an average value for volcanic rocks).

Finally, the calculated weighted average grade, in ounces per ton (oz/ton), was applied to the calculated tonnage for each mineral polygon for a 'contained ounces' value. Totals for all mineral polygons derive the stated indicated resource. In all, approximately 300 drill holes were utilized in the eleven resource cross sections. A total of 203 mineral polygons were constructed.

The inferred resource calculated for Longstreet (see Table 15) was derived in a manner very similar to the indicated resource. The same drill cross sections were utilized for the inferred resource. Figures 16A through 16K include both the 'indicated' and 'inferred' mineral polygons. Whenever any of the 'indicated' resource mineral polygons appeared to be open up-dip or down-dip, and not 'closed off' by drilling, they were extended beyond the nominal distance of 'one-half distance to nearest drill hole', keeping with the geologic interpretation of steeply dipping, sheeted veins. The concept of 'True Width' is not a significant factor in the resource estimation reported above. Most of the high angle veins modeled in the mineral resource cross sections have 'true widths' of 5 to 25 feet. An examination of Figures 16A through 16K reveals that resource polygons utilized in the calculations reflect the approximate size, shape, and attitude of veins as suggested by the exploration model (steeply dipping, sheeted veins). Since a 'weighted average grade' for each of the polygons was calculated using all the drill intercepts within that polygon, the angle at which the drill hole intersected the vein (or mineral polygon) is not a factor in the ultimate calculated size of the polygon or vein. The calculated resource actually represents the 'true width' of veins.

There are no known environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant issues which are likely to negatively affect the economic value of the Longstreet project other than the issues already described in this report. Nevada continues to be one of the most favorable governing bodies for mining in the world, and certainly in the USA. There is no existing infrastructure at Longstreet to support or hamper a bulk tonnage, large scale mining operation. The nearby community of Tonopah, NV could provide a skilled labor force as it does for Round Mountain. Full scale mining would likely require professional and skilled labor to be drawn from Reno, Las Vegas, or Elko, NV. The local community of Tonopah is currently economically depressed and the real estate market is in decline It is likely that another mining operation would be viewed favorably as adding jobs and a tax base to the community.

18. OTHER RELEVANT DATA AND INFORMATION

The author is not aware of any other data or information which would add materially to the understanding or authenticity of this report.

19. INTERPRETATION AND CONCLUSIONS

The Longstreet Project and the Round Mountain Mine are located peripherally to the Walker Lane Zone in a region of Tertiary calc-alkalic magmatism and associated epithermal gold /silver mineralization. The property is mainly underlain by rhyolitic welded ash-flow tuffs of the same character and age as are found at the Round Mountain Mine, located approximately 25 miles northwest of the Longstreet Project. Detailed mapping by MinQuest also identified zones of volcaniclastic sediments overlying the tuffs and quartz feldspar intrusions within the tuff.

Hydrothermal alteration resulted in the development of sheeted quartz vein systems and the deposition of gold / silver mineralization along preferred northwest and easterly trends, which is apparent on both the Longstreet Project and at the Round Mountain Mine. On the Longstreet Project limonite, geothite, hematite, manganese oxides, and adularia in quartz veins and in fractures accompany potentially economic oxidized mineralization. Native gold is fine grained and is occasionally noted in limonite pseudomorphs after pyrite

An 'indicated resource' is calculated in this report at 3.5 million tons at an average grade of 0.053 oz/ton AuEq, for a contained resource of approximately 185,000 ounces of contained metal. . By applying the observed ratios of gold and silver contained in drill samples at Longstreet, the indicated resource is estimated to contain approximately 129,000 ounces of gold and 3.3 million ounces of silver. The resource calculation database contains approximately 300 reverse-circulation-rotary (RC) drill holes. An additional 'inferred resource' containing 590,000 tons at an average grade of 0.046 oz/ton AuEq has been calculated for this report. The 'inferred resource' contains approximately 27,000 ounces of AuEq metal in addition to the 'indicated resource' This inferred resource is estimated to contain approximately 19,000 ounces of gold and 484,000 ounces of silver (see Table 15).

The author notes that fewer than half of the drill holes within the resource penetrated the entire thickness of oxidized mineralization and bedrock. This sampling bias indicates to the author that the calculated resource reported here very likely underestimates the size and grade of the deposit.

The gold mineralized vein systems trend both northwest and east and both sets dip steeply to vertical and are difficult to intersect with vertical drilling. An optimal drill pattern, as has been recommended by MinQuest to previous optionees, would use an azimuth of 191° and a dip of 45-50° to achieve a ‘more’ perpendicular intersection of both vein sets in the same RC hole. Results of this type of drilling should enhance the grade of the deposit by providing unbiased sampling of the mineralization.

The indicated and inferred resources reported in this report, plus probable extensions of the Main Zone mineralization on the Longstreet Project, represent the foundation for identifying an economic heap leachable gold/ silver deposit. Sufficient preliminary metallurgical test work has been undertaken to indicate that the gold mineralization is recoverable and presents no special problems. Additional potential resides in the other eight gold zones located within 1.25 miles of the Main Zone. All Longstreet target areas (Main, NE Main, West Main, north Slope, North, Spire, Opal Ridge, Red Knob and Cyprus Ridge) have surface sample results that indicate the presence of potentially economic gold / silver mineralization (see Figure 6), and as such warrant further exploration. There are also large tracts of unexplored lands located peripheral to the known zones, which should be examined in detail.

The author is of the opinion, in light of the gold / silver discoveries made to date, that further discoveries of potentially economic gold / silver mineralization on the Longstreet Project are possible.

20. RECOMMENDATIONS

Primary focus of 2011 exploration activities at Longstreet will be to enhance the known and defined resource in the Main Zone, and initiate evaluation of some of the additional higher priority targets. Auger geochemistry surveys should be conducted on the possible extensions of Main to the east and west. These can be undertaken by project geologist and field technicians already required for the proposed drilling program, and will involve very little additional expense. Additional angle holes will be needed to finish upgrading the Main deposit and allow all historic vertical holes to be discarded from future resource calculations.

Drilling priority after definition drilling at Main should be on Main's east and west extensions starting with the NE Main and North targets. A total of 10,000 feet of RC drilling is proposed for Phase 1 drilling.

Phase 2 drilling, also scheduled for 2011, is a helicopter supported core drilling program at Cyprus Ridge. This is a high priority target consisting of potential high-grade veins (+0.5 oz/ton gold) in a former boiling zone at depth. Leakage anomalies up to 11 g/t (0.32 oz/ton) gold are evidence of even better gold grades at depth. Phase 2 as proposed here is to evaluate a target independent of Phase 1, and is not contingent on the success of Phase 1.

Table 16. Proposed Budget for Longstreet Project 2011

Phase 1 RCR Drilling				
10,000	feet @	$35	per foot	$350,000
(includes sample supplies, survey and assay)				
Road Building and drill pad construction				$15,000
Geologist, Technician and Supervision				$50,000
Surface and underground sampling (includes supplies and assays)				$3,500
Travel and lodging				$15,000
Misc. and incidental supplies				$4,500
Contingency				$47,000
Total Proposed Phase 1 Budget for 2011				**$485,000**

Phase 2 Core Drilling				
2,100	feet @	$100	per foot	$210,000
(includes sample supplies, survey and assay)				
Helicopter Support				$60,000
Geologist, Technician and Supervision				$20,000
Other Support Equipment				$5,000
Travel and lodging				$6,000
Misc. and incidental supplies				$3,000
Contingency				$16,000

Total Proposed Phase 2 Budget for 2011	**$320,000**

21. REFERENCES

Adamson, R.S. and Saunders, C.R., 1985, Report on the Longstreet Property, Nye County, Nevada, for Naneco Resources Ltd., Orecan Mineral Associates Ltd., 22 p.

Butler, J.M., 1935, Report on the Longstreet Mine (1929 data), Mining Consultant, Gold Coin Company

Cox, D.P. and Singer D.A., 1992, Mineral Deposit Models, U.S.G.S. Bull 1693

Ferguson, H.G., 1921, The Round Mountain District, Nevada: U.S.G.S. Bull. 725-I, 460 p.

Harron, G.A., 2003, Qualifying Report on Pinon Project, Nye County, Nevada, for Rare Earth Metals Corp.

Henry, C.D., Castor, S.B. and Elson, H.B., 1996, Geology and 40 Ar/39 Ar geochronology of volcanism at Round Mountain, Nevada, in Coyner, A.R. and Fahey, P.L., eds. Geology and Ore Deposits of the American Cordillera: Geol. Soc. of Nevada Symposium Proceedings, Reno/Sparks, Nevada, April 1995.

Kappes, Cassiday & Associates, 1984, Longstreet Adit Samples, Cyanide Leach Tests, Final Laboratory Report, June 25, 1984

Kappes, Cassiday & Associates, 1987, Longstreet, Nevada, Property RDH Composite Samples Cyanide Bottle Roll Tests, Final Report, 12 May 1987, prepared for Naneco Resources Ltd., 12 p.

Kappes, Cassiday & Associates, 1987, Longstreet, Nevada, Property RDH Samples Cyanide Centrifuge Tests, Final Report, 13 May 1987, prepared for Naneco Resources Ltd., 12 p.

Kern, R.R., 2005, Longstreet Project, Nevada, Executive Summary. MinQuest prepared report.

Kern, R.R., 2006, MinQuest Update Memo on 2005 activities at Longstreet.

Kern, R. R., 2010, Longstreet Project, Nevada, MinQuest internal summary report.

Kinross, 2010 Annual Report on Website: http://www.kinross.com/operations/operation-round-mountain,-usa.aspx

Kleinhampl, F.J. and Ziony, J.I., 1985, Geology of Northern Nye County, Nevada: Nevada Bureau of Mines and Geology Bull. 99A, 172 p.

Kleinhampl, F.J. and Ziony, J.I., 1984, Mineral Resources of Northern Nye County, Nevada: Nevada Bureau of Mines and Geology Bull. 99B, 243 p.

Liedtke, G., 1985, Longstreet Project, Report on Rotary Drilling Carried Out in November 1984 by Naneco Resources Ltd., 27 p. 5 appendices

Mine Development Associates, 1988, Longstreet Project, Nye County, Nevada, Pre-Feasibility Study, 77 p , 2 appendices

MinQuest, 2002, Executive Summary of Longstreet Property, 10 p.

Mullen, T.V.Jr., and Parrish, I.S., 1983, Geological Report on the Longstreet Property, prepared on behalf of Geomex Development Inc., 7 p.

Naneco Resources Ltd., 1984, Annual Report, 24 p

Sander, M.V., 1988, Geologic Setting and the Relation of Epithermal Gold-Silver Mineralization to Wall Rock Alteration at the Round Mountain Mine, Nye County, Nevada; in Bulk Mineable Precious Metal Deposits of the Western United States: eds Schafer, R.W., Cooper, J.J. and Vikre, P.G., Geological Society of Nevada Symposium Proceedings, April 6-8, 1987

Shawe, D.R., 1981, Geological Map of the Manhattan Quadrangle, Nye County, Nevada: U.S.G.S. OFR 81-516

White, N.E. and Hedenquist, J.W., 1995, Epithermal gold deposits: style, characteristics and exploration, SEG Newsletter, # 23, p. 1-13.

22. DATE AND SIGNATURE PAGE

I, Paul D. Noland, 2044 Sierra Drive., Elko, Nevada, U.S.A., hereby certify:

1. I am a graduate of Lamar University (1971) with a B.Sc. degree in geology, and am a Certified Professional Geologist with certification through AIPG (#11293).

2. I am presently employed as a consulting geologist.

3. I have been employed in my profession by various mining companies since 1974.

4. I have read the definitions of "Qualified Person" set out in NI 43-101 and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101), (Certified Professional Geologist, #11293 from AIPG, member of Geological Society of Nevada) and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101.

5. I am responsible for all sections of this report, utilizing in part the data summarized in the References section of this report.

6. This certificate applies to the technical report titled *Longstreet Project, Nye County, Nevada, Technical Review and Resource Estimate, May 27, 2011.*

7. I have visited the Longstreet property on May 17, 2011. I had no prior involvement with the Longstreet Property before this date.

8. I hold no office with Star Gold Corp., and am therefore independent of all ownership in the Longstreet Project and all its subsidiaries as defined in Section 1.4 of NI 43-101 and in Section 3.5 of the Companion Policy to NI43-101.

9.. To the best of my knowledge, information and belief, this report contains all the scientific and technical information that is required to be disclosed to make this technical report not misleading.

10. I consent to the filing of this technical report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public.

Paul D. Noland

Dated at Elko, Nevada this 27th day of May, 2011

AMERICAN INSTITUTE OF PROFESSIONAL GEOLOGISTS
CERTIFICATE NUMBER 11293
AIPG
PAUL D. NOLAND
CERTIFIED PROFESSIONAL GEOLOGIST

APPENDIX I

APPENDIX I

LONGSTREET CLAIMS LIST

CLAIM NAME	CLAIMANT'S NAME	NMC NUMBER
Longstreet 1A	MinQuest Inc.	799562
Longstreet 2A	MinQuest Inc.	799563
Longstreet 3A	MinQuest Inc.	799564
Longstreet 6A	MinQuest Inc.	799565
Longstreet 7A	MinQuest Inc.	799566
Longstreet 8A	MinQuest Inc.	799567
Longstreet 9A	MinQuest Inc.	799568
Longstreet 16A	MinQuest Inc.	799569
Longstreet 13	MinQuest Inc.	799570
Longstreet 32	MinQuest Inc.	799571
Longstreet 34	MinQuest Inc.	799572
Longstreet 4A	MinQuest Inc.	836168
Longstreet 5A	MinQuest Inc.	836169
Longstreet 8	MinQuest Inc.	836170
Longstreet 10	MinQuest Inc.	836171
Longstreet 10A	MinQuest Inc.	836172
Longstreet 28	MinQuest Inc.	836173
Longstreet 30	MinQuest Inc.	836174
Longstreet 36	MinQuest Inc.	836175
Longstreet 37	MinQuest Inc.	836176
Longstreet 39	MinQuest Inc.	836177
Longstreet 41	MinQuest Inc.	836178
Longstreet 43	MinQuest Inc.	836179
Longstreet 45	MinQuest Inc.	836180
Longstreet 47	MinQuest Inc.	836181
Longstreet 49	MinQuest Inc.	836182
Longstreet 101	MinQuest Inc.	836183
Longstreet 102	MinQuest Inc.	836184
Longstreet 103	MinQuest Inc.	836185
Longstreet 104	MinQuest Inc.	836186
Longstreet 105	MinQuest Inc.	836187
Longstreet 106	MinQuest Inc.	836188
Longstreet 107	MinQuest Inc.	836189
Longstreet 108	MinQuest Inc.	836190
Longstreet 12	MinQuest Inc.	843867
Longstreet 14	MinQuest Inc.	843868
Longstreet 16	MinQuest Inc.	843869
Longstreet 18	MinQuest Inc.	843870
Longstreet 20	MinQuest Inc.	843871
Longstreet 26	MinQuest Inc.	843872
Longstreet 42	MinQuest Inc.	843873
Longstreet 44	MinQuest Inc.	843874
Longstreet 46	MinQuest Inc.	843875
Longstreet 48	MinQuest Inc.	843876

CLAIM NAME	CLAIMANT'S NAME	NMC NUMBER
Longstreet 50	MinQuest Inc.	843877
Longstreet 40	MinQuest Inc.	851568
Longstreet 109	MinQuest Inc.	855021
Longstreet 110	MinQuest Inc.	855022
Longstreet 111	MinQuest Inc.	855023
Longstreet 112	MinQuest Inc.	855024
Longstreet 113	MinQuest Inc.	855025
Longstreet 114	MinQuest Inc.	855026
Longstreet 115	MinQuest Inc.	855027
Longstreet 118	MinQuest Inc.	851569
Longstreet 119	MinQuest Inc.	851570
Longstreet 120	MinQuest Inc.	851571
Longstreet 121	MinQuest Inc.	851572
Longstreet 122	MinQuest Inc.	851573
Longstreet 123	MinQuest Inc.	851574
Longstreet 124	MinQuest Inc.	851575
Longstreet 56	MinQuest Inc.	1025831
Longstreet 57	MinQuest Inc.	1025832
Longstreet 58	MinQuest Inc.	1025833
Longstreet 59	MinQuest Inc.	1025834
Longstreet 60	MinQuest Inc.	1025835
Longstreet 61	MinQuest Inc.	1025836
Longstreet 62	MinQuest Inc.	1025837
Longstreet 63	MinQuest Inc.	1025838
Longstreet 64	MinQuest Inc.	1025839
Longstreet 65	MinQuest Inc.	1025840
Longstreet 11	Roy Clifford et al	164002
Longstreet 12	Roy Clifford et al	164003
Longstreet 14	Roy Clifford et al	164005
Longstreet 15	Roy Clifford et al	164006
Morning Star	Roy Clifford et al	96719

APPENDIX II

Resource Summary by Section and Polygon

Appendix II

Longstreet Indicated Resource by Section

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
Section 6	6.1	1044	104,400	8,352	0.027	226
	6.2	4256	425,600	34,048	0.021	715
Section 7	7.1	1854	185,400	14,832	0.044	653
	7.2	9239	923,900	73,912	0.0271	2,003
	7.3	2333	233,300	18,664	0.031	579
Section 8	8.1	577	57,700	4,616	0.036	166
	8.2	407	40,700	3,256	0.023	75
	8.3	318	31,800	2,544	0.018	46
	8.4	287	28,700	2,296	0.017	39
	8.5	132	13,200	1,056	0.058	61
	8.6	1201	120,100	9,608	0.015	144
	8.7	601	60,100	4,808	0.02	96
	8.8	2212	221,200	17,696	0.031	549
	8.9	3797	379,700	30,376	0.0173	526
	8.10	3549	354,900	28,392	0.075	2,129
	8.11	2048	204,800	16,384	0.021	344
	8.12	1073	107,300	8,584	0.075	644
	8.13	795	79,500	6,360	0.052	331
	8.14	2924	292,400	23,392	0.021	491

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	8.15	3719	371,900	29,752	0.024	714
	8.16	800	80,000	6,400	0.019	122
	8.17	1101	110,100	8,808	0.025	220
	8.18	1212	121,200	9,696	0.016	155
	8.19	974	97,400	7,792	0.016	125
	8.20	7951	795,100	63,608	0.056	3,562
	8.21	2018	201,800	16,144	0.016	258
	8.22	7753	775,300	62,024	0.05	3,101
Section 9	9.1	573	57,300	4,584	0.115	527
	9.2	355	35,500	2,840	0.025	71
	9.3	206	20,600	1,648	0.018	30
	9.4	289	28,900	2,312	0.01	23
	9.5	143	14,300	1,144	0.018	21
	9.6	1257	125,700	10,056	0.026	261
	9.7	827	82,700	6,616	0.017	112
	9.8	910	91,000	7,280	0.012	87
	9.9	339	33,900	2,712	0.02	54
	9.10	1697	169,700	13,576	0.035	475
	9.11	484	48,400	3,872	0.026	101
	9.12	1455	145,500	11,640	0.053	617
	9.13	1652	165,200	13,216	0.019	251

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	9.14	333	33,300	2,664	0.017	45
	9.15	373	37,300	2,984	0.026	78
	9.16	4728	472,800	37,824	0.029	1,097
	9.17	230	23,000	1,840	0.0285	52
	9.18	10269	1,026,900	82,152	.041	3,368
	9.19	832	83,200	6,656	0.021	140
	9.20	1077	107,700	8,616	0.0278	240
	9.21	1303	130,300	10,424	0.034	354
	9.22	220	22,000	1,760	0.026	46
	9.23	5243	524,300	41,944	0.034	1,426
	9.24	311	31,100	2,488	0.034	85
	9.25	3002	300,200	24,016	0.025	600
	9.26	1141	114,100	9,128	0.027	246
	9.27	1715	171,500	13,720	0.041	563
	9.28	574	57,400	4,592	0.011	51
	9.29	695	69,500	5,560	0.011	61
	9.30	16076	1,607,600	128,608	0.05	6,430
Section 10	10.1	472	47,200	3,776	0.136	514
	10.2	1018	101,800	8,144	0.097	790
	10.3	365	36,500	2,920	0.023	67
	10.4	884	88,400	7,072	0.083	587

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	10.5	1505	150,500	12,040	0.043	518
	10.6	813	81,300	6,504	0.028	182
	10.7	486	48,600	3,888	0.014	54
	10.8	1246	124,600	9,968	0.026	259
	10.9	392	39,200	3,136	0.015	47
	10.10	2950	295,000	23,600	0.068	1,605
	10.11	499	49,900	3,992	0.041	164
	10.12	490	49,000	3,920	0.015	59
	10.13	929	92,900	7,432	0.021	156
	10.14	753	75,300	6,024	0.049	295
	10.15	1012	101,200	8,096	0.025	202
	10.16	2212	221,200	17,696	0.093	1,646
	10.17	278	27,800	2,224	0.028	62
	10.18	1907	190,700	15,256	0.07	1,068
	10.19	3994	399,400	31,952	0.041	1,310
	10.20	527	52,700	4,216	0.035	148
	10.21	1055	105,500	8,440	0.015	127
	10.22	2457	245,700	19,656	0.068	1,337
	10.23	682	68,200	5,456	0.031	169
	10.24	624	62,400	4,992	0.051	255
	10.25	2131	213,100	17,048	0.033	563

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	10.26	1384	138,400	11,072	0.055	609
	10.27	2746	274,600	21,968	0.029	637
	10.28	2377	237,700	19,016	0.037	704
	10.29	755	75,500	6,040	0.032	193
	10.30	2291	229,100	18,328	0.018	330
	10.31	767	76,700	6,136	0.027	166
	10.32	2031	203,100	16,248	0.027	439
	10.33	370	37,000	2,960	0.04	118
	10.34	3735	373,500	29,880	0.026	777
	10.35	2028	202,800	16,224	0.049	795
	10.36	20846	2,084,600	166,768	0.056	9,339
Section 11	11.1	3319	331,900	26,552	0.037	982
	11.2	317	31,700	2,536	0.014	36
	11.3	1154	115,400	9,232	0.036	332
	11.4	641	64,100	5,128	0.033	169
	11.5	729	72,900	5,832	0.019	111
	11.6	490	49,000	3,920	0.048	188
	11.7	1370	137,000	10,960	0.027	296
	11.8	307	30,700	2,456	0.0265	65
	11.9	1083	108,300	8,664	0.021	182
	11.10	11594	1,159,400	92,752	0.062	5,751
	11.11	720	72,000	5,760	0.052	300

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	11.12	1191	119,100	9,528	0.018	172
	11.13	1579	157,900	12,632	0.036	455
	11.14	1618	161,800	12,944	0.029	375
	11.15	784	78,400	6,272	0.023	144
	11.16	1449	144,900	11,592	0.021	243
	11.17	4357	435,700	34,856	0.047	1,638
	11.18	1334	133,400	10,672	0.051	544
	11.19	569	56,900	4,552	0.023	105
	11.20	1194	119,400	9,552	0.042	401
	11.21	2661	266,100	21,288	0.077	1,639
	11.22	1958	195,800	15,664	0.043	674
	11.23	1034	103,400	8,272	0.03	248
	11.24	29227	2,922,700	233,816	0.056	13,094
Section 12	12.1	431	43,100	3,448	0.045	155
	12.2	185	18,500	1,480	0.023	34
	12.3	341	34,100	2,728	0.087	237
	12.4	95	9,500	760	0.035	27
	12.5	1005	100,500	8,040	0.04	322
	12.6	594	59,400	4,752	0.022	105
	12.7	658	65,800	5,264	0.029	153
	12.8	2772	277,200	22,176	0.036	798
	12.9	473	47,300	3,784	0.036	136

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	12.10	2374	237,400	18,992	0.062	1,178
	12.11	437	43,700	3,496	0.015	52
	12.12	287	28,700	2,296	0.027	62
	12.13	826	82,600	6,608	0.033	218
	12.14	360	36,000	2,880	0.032	92
	12.15	517	51,700	4,136	0.063	261
	12.16	4898	489,800	39,184	0.063	2,469
	12.17	2435	243,500	19,480	0.028	545
	12.18	2097	209,700	16,776	0.069	1,158
	12.19	852	85,200	6,816	0.04	273
	12.20	3610	361,000	28,880	0.024	693
	12.21	615	61,500	4,920	0.244	1,200
	12.22	730	73,000	5,840	0.026	152
	12.23	1440	144,000	11,520	0.02	230
	12.24	1932	193,200	15,456	0.052	804
	12.25	1063	106,300	8,504	0.044	374
	12.26	21289	2,128,900	170,312	0.063	10,730
	12.27	1370	137,000	10,960	0.012	132
Section 13	13.1	1077	107,700	8,616	0.042	362
	13.2	1979	197,900	15,832	0.026	412
	13.3	917	91,700	7,336	0.02	147

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	13.4	1103	110,300	8,824	0.068	600
	13.5	2732	273,200	21,856	0.0245	535
	13.6	890	89,000	7,120	0.04	285
	13.7	1344	134,400	10,752	0.055	591
	13.8	4149	414,900	33,192	0.037	1,228
	13.9	1388	138,800	11,104	0.04	444
	13.10	4969	496,900	39,752	0.056	2,226
	13.11	3438	343,800	27,504	0.03	825
	13.12	388	38,800	3,104	0.026	81
	13.13	674	67,400	5,392	0.025	135
	13.14	473	47,300	3,784	0.037	140
	13.15	603	60,300	4,824	0.023	111
	13.16	318	31,800	2,544	0.033	84
	13.17	1840	184,000	14,720	0.076	1,119
	13.18	23497	2,349,700	187,976	0.05	9,399
	13.19	1153	115,300	9,224	0.018	166
	13.20	1911	191,100	15,288	0.129	1,972
Section 14	14.1	2506	250,600	20,048	0.023	461
	14.2	2455	245,500	19,640	0.039	766
	14.3	1547	154,700	12,376	0.045	557
	14.4	3156	315,600	25,248	0.027	682

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	14.5	377	37,700	3,016	0.039	118
	14.6	696	69,600	5,568	0.036	200
	14.7	2057	205,700	16,456	0.0395	650
	14.8	1428	142,800	11,424	0.028	320
	14.9	896	89,600	7,168	0.024	172
	14.10	777	77,700	6,216	0.03	186
	14.11	1411	141,100	11,288	0.056	632
	14.12	1503	150,300	12,024	0.031	373
	14.13	468	46,800	3,744	0.031	116
	14.14	4734	473,400	37,872	0.057	2,159
	14.15	2364	236,400	18,912	0.106	2,005
	14.16	749	74,900	5,992	0.045	270
	14.17	824	82,400	6,592	0.022	145
	14.18	1802	180,200	14,416	0.035	505
	14.19	1687	168,700	13,496	0.033	445
	14.20	1338	133,800	10,704	0.057	610
	14.21	8546	854,600	68,368	0.059	4,034
	14.22	1117	111,700	8,936	0.0315	281
Section 15	15.1	1561	156,100	12,488	0.0287	358
	15.2	1294	129,400	10,352	0.035	362
	15.3	1112	111,200	8,896	0.0335	298

Section ID	Polygon ID	2D Area (Feet)	Volume cu-ft*	Short Tons**	Wt'd Avg Grade, AuEq***	Contained Ounces AuEq
	15.4	348	34,800	2,784	0.042	117
	15.5	1821	182,100	14,568	0.035	510
	15.6	584	58,400	4,672	0.042	196
	15.7	1030	103,000	8,240	0.016	132
	15.8	981	98,100	7,848	0.016	126
	15.9	3879	387,900	31,032	0.023	714
	15.10	3020	302,000	24,160	0.023	556
	15.11	903	90,300	7,224	0.017	123
	15.12	1458	145,800	11,664	0.024	280
	15.13	389	38,900	3,112	0.068	212
	15.14	2113	211,300	16,904	0.024	406
	15.15	1417	141,700	11,336	0.043	487
Section 16	16.1	1452	145,200	11,616	0.0196	228
	16.2	686	68,600	5,488	0.0323	177

*Each Polygon is assigned a 'thickness' of 100 feet

**Tonnage factor = 12.5 cuft/ton

*** AuEq calculated by: AuEq = (Au opt) + (Ag opt)/60